Exhibit 10.3

Execution Version

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”) dated as of March 13, 2026, by and between the First Lien Agent (such term, and each other term used but not defined in this preamble or in the recitals to this Agreement, having the meaning assigned thereto in Section 1), for itself and on behalf of the other First Lien Creditors, and the Second Lien Agent, for itself and on behalf of the other Second Lien Loan Creditors, and acknowledged and agreed by the Borrower and the other Obligors.

RECITALS:

WHEREAS, AMVAC CHEMICAL CORPORATION, a California corporation (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, the “Borrower”), American Vanguard Corporation, a Delaware corporation (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, “Holdings”), the other Guarantors (as defined in the Initial First Lien Loan Agreement) (such Guarantors, together with the Borrower and Holdings, together with their respective successors and assigns, including any receiver, trustee or debtor-in-possession, the “Loan Parties”), the Lenders (as defined in the Initial First Lien Loan Agreement) (together with their successors and permitted assigns (other than any Second Lien Creditor as a Purchasing Creditor under Section 5), including any successor pursuant to any initial or subsequent Refinancing of a First Lien Loan Agreement, the “First Lien Lenders”) and the First Lien Agent entered into that certain Credit Agreement dated as of March 13, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial First Lien Loan Agreement”);

WHEREAS, the Borrower, Holdings, the Lenders (as defined in the Second Lien Loan Agreement) (together with their successors and permitted assigns, including any successor pursuant to any initial or subsequent Refinancing of a Second Lien Loan Agreement, the “Second Lien Lenders”), and the Second Lien Agent, simultaneously with the execution and delivery of this Agreement, entered into a Second Lien Credit Agreement, dated as of March 13, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Second Lien Loan Agreement”), pursuant to which the Second Lien Lenders have made certain loans to the Borrower;

WHEREAS, the Borrower and the other Obligors have granted to the First Lien Agent, for the benefit of the First Lien Loan Creditors, a Lien on substantially all of their assets, all as more particularly described in the First Lien Loan Documents;

WHEREAS, the Borrower and the other Obligors have granted to the Second Lien Agent, for the benefit of the Second Lien Loan Creditors, a Lien on substantially all of their assets, all as more particularly described in the Second Lien Loan Documents; and

WHEREAS, the Second Lien Agent, on behalf of the Second Lien Loan Creditors, and the First Lien Agent, on behalf of the First Lien Loan Creditors, wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets of the Borrower and the other Obligors and their understanding relative to their respective positions in certain assets of the Borrower and the other Obligors; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions.

1.1 General Terms. Except as set forth below, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Initial First Lien Loan Agreement and Initial Second Lien Loan Agreement, as applicable. The following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:

“Additional First Lien Debt” means any Indebtedness that is issued or guaranteed by any Obligor (other than Indebtedness constituting Obligations under the First Lien Loan Agreement) which Indebtedness is secured by the First Lien Collateral (or a portion thereof) on a basis that is senior to the Second Lien Obligations; provided that, (i) such Indebtedness is permitted to be (or not prohibited from being) incurred, secured and guaranteed on such basis by each First Lien Document and (ii) the Representative for the holders of such Indebtedness shall have (A) become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.8(b) hereof or (B) become a party to a First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, the joinder provisions thereof. Additional First Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Obligors that are guarantors issued in exchange therefor.

“Additional First Lien Debt Obligations” means, with respect to any series, issue or class of Additional First Lien Debt, (a) all principal of and interest (including any interest, fees or expenses which accrue after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional First Lien Debt, (b) all other amounts payable by any Obligor to the related Additional First Lien Debt Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing that are not prohibited by each First Lien Document.

“Additional First Lien Debt Parties” means, with respect to any series, issue or class of Additional First Lien Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by any Obligor under any related Additional First Lien Documents.

“Additional First Lien Documents” means, with respect to any series, issue or class of Additional First Lien Debt, the promissory notes, indentures, credit agreements, collateral documents or other operative agreements evidencing or governing such Indebtedness.

“Additional First Lien Facility” means each indenture, credit agreement or other governing agreement with respect to any Additional First Lien Debt.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership, assignment for the benefit of creditors or similar law affecting creditors’ rights.

“Blocking Period” means any period during which either (i) a First Lien Specified Default has occurred and is continuing that has not been cured or waived in accordance with the applicable terms of the First Lien Documents or (ii) (A) a First Lien Financial Covenant Default has occurred and is continuing that has not been cured or waived in accordance with the applicable terms of the First Lien Documents and (B) as to such period, the First Lien Lenders shall have agreed to (x) defer or forgo the payment of interest or (y) receive any interest payment in kind (or in any other form other than cash), in each case of this clause (B), with respect to all (but not any less than all) of the interest that would otherwise be due and payable under the First Lien Loan Agreement with respect to any principal under the First Lien Obligations; provided that, no Blocking Period shall commence until the Second Lien Agent shall have received written notice from the First Lien Agent of the commencement of such Blocking Period.

“Borrower” has the meaning assigned to such term in the recitals hereof.

“Cash and Cash Alternatives” means cash or, if expressly acceptable to each First Lien Creditor or Second Lien Creditor, as the case may be, at the time such consideration is tendered, any Cash Equivalents; provided that the acceptance in any one instance by any such Secured Creditor of Cash Equivalents shall not be deemed to be a waiver or relinquishment of such Secured Creditor’s right to decline Cash Equivalents at any other time.

“Class Debt” has the meaning assigned to such term in Section 8.8(b).

“Class Debt Parties” has the meaning assigned to such term in Section 8.8(b).

“Class Debt Representatives” has the meaning assigned to such term in Section 8.8(b).

“Collateral” means the First Lien Collateral and the Second Lien Collateral.

“Collateral Document” means the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Debt Facility” means any First Lien Facility and any Second Lien Facility.

“Designated First Lien Representative” means (a) if at any time there is only one First Lien Facility with respect to which a Discharge has not occurred, the First Lien Representative for such First Lien Facility and (b) at any time when clause (a) does not apply, (x) prior to the Discharge of the First Lien Loan Obligations, the First Lien Agent and (y) thereafter, unless otherwise designated pursuant to the First Lien Intercreditor Agreement, the First Lien Representative designated from time to time by the First Lien Majority Representatives, in a written notice to the Designated Second Lien Representative and the Borrower hereunder, as the “Designated First Lien Representative” for purposes hereof. The Designated Second Lien Representative may treat the First Lien Agent as the Designated First Lien Representative until such time as it receives written notice from the First Lien Agent that it is no longer the Designated First Lien Representative.

“Designated Second Lien Representative” means (a) the Second Lien Agent, until such time as the Second Lien Loan Obligations under the Second Lien Loan Agreement have been Discharged, (b) at any time thereafter if at such time there is only one Second Lien Facility with respect to which a Discharge has not occurred, the Second Lien Representative for such Second Lien Facility and (c) at any time when clauses (a) and (b) do not apply, the Second Lien Representative designated from time to time by the Second Lien Majority Representatives, as notified in writing by the prior Designated Second Lien Representative to the Designated First Lien Representative and the Borrower hereunder, as the “Designated Second Lien Representative” for purposes hereof. The Designated First Lien Representative may treat the Second Lien Agent as the Designated Second Lien Representative until such time as it receives written notice from the Second Lien Agent or such other prior Designated Second Lien Representative, as the case may be, that it was replaced as Designated Second Lien Representative.

“DIP Financing” means the obtaining of credit or incurring debt secured by Liens on all or any portion of the Shared Collateral pursuant to section 364 of the Bankruptcy Code (or similar Bankruptcy Law).

“DIP Liens” has the meaning assigned to such term in Section 6.2.

“Discharge” means, with respect to any Debt Facility, the (a) actual payment in full in Cash and Cash Alternatives of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed or allowable in such proceeding) on all outstanding Indebtedness (as defined in the Initial First Lien Loan Agreement) included in such Debt Facility (other than contingent obligations for which no written claim or demand for payment has been made at such time), (b) actual payment in full in Cash and Cash Alternatives or, in the case of contingent obligations (other than contingent obligations for which no written claim or demand for payment has been made at such time), cash collateralization in full, of all other Obligations under such Debt Facility (including indemnification obligations in respect of known contingencies and fees, expenses, costs or charges accruing on or after the commencement of an Insolvency Proceeding, whether or not such fees, expenses, costs or charges would be allowed or allowable in the proceeding) that are due and payable or otherwise accrued and owing at or prior to the time the amounts referenced in clause (a) above are paid (other than contingent indemnification obligations for which no written claim or demand for payment has been made at such time) and (c) termination or expiration of all commitments to extend credit that would be obligations under such Debt Facility; provided that, subject to Section 4.5 and Section 6.8, such Discharge with respect to such Debt Facility shall be deemed to have occurred, without limitation, at such time as the Representative with respect to such Debt Facility has expressly acknowledged in a “payoff letter” or comparable written document that the following have occurred: (i) the termination of the relevant documents governing such Debt Facility, (ii) the payment in full of all outstanding obligations thereunder (other than contingent indemnification obligations for which no written claim or demand for payment has been made at such time) and (iii) the termination of all commitments under the relevant documents governing such Debt Facility.

“Discharge of First Lien Obligations” means the Discharge of each Additional First Lien Facility and the Discharge of First Lien Loan Obligations.

“Discharge of Second Lien Obligations” means the Discharge of Second Lien Obligations.

“Disposition” means any sale, assignment, lease, sublease or other disposition of any property of any Person, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by or on behalf of any Obligor of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by or on behalf of any Obligor, in each case, to the extent such payment, distribution, redemption, purchase or other acquisition of such indebtedness or obligation is made with Shared Collateral, from the proceeds of Shared Collateral or otherwise is made on account of such indebtedness or obligation because such indebtedness or obligation is secured (or purported to be secured) by Shared Collateral pursuant to the First Lien Collateral Documents or Second Lien Collateral Documents, as applicable.

“Documents” means the First Lien Documents and the Second Lien Documents, or any of them.

“Enforcement Action” means (a) to take any action to foreclose, execute, levy, or collect on, take possession or control (by set-off or otherwise) of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), any Shared Collateral, or otherwise exercise or enforce remedial rights with respect to any Shared Collateral under the First Lien Documents or the Second Lien Documents (including by way of set-off, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, securities intermediaries under securities accounts or commodities intermediaries under commodities accounts, or exercise of rights under landlord consents, bailee waivers or similar agreements, if applicable, but excluding the execution and delivery of documentation solely to obtain control (as defined in Section 3.3(a)) over deposit accounts or securities accounts to the extent permitted by Section 3.3), (b) to, or to enter into (or, if the Designated First Lien Representative consents thereto after the occurrence and during the continuation of an Event of Default, any Obligor enters into) any agreement in order to have a third party to, solicit bids to effect the liquidation or disposition of Shared Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of marketing, promoting, or selling any Shared Collateral, (c) to receive a transfer of any Shared Collateral (other than a payment in respect of Obligations initiated by the Borrower while no Event of Default is continuing to the extent such payment is not otherwise prohibited by this Agreement) in satisfaction of any Obligation secured thereby or make a credit bid for the purpose of doing so (whether or not in an Insolvency Proceeding), (d) to notify account debtors to make payments to such Secured Creditor or its agents, (e) to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or an unsecured creditor, pertaining to the Shared Collateral at law, in equity, or pursuant to the First Lien Documents or Second Lien Documents (including exercising voting rights in respect of equity or debt interests comprising any of the Shared Collateral), (f) the Disposition of any Shared Collateral by any Obligor after the occurrence and during the continuation of an Event of Default, (g) to take any other remedial actions as a secured creditor against any Shared Collateral, (h) to accelerate any Obligations, (i) to exercise any put option or to cause any Obligor to honor any redemption or mandatory prepayment obligation under any applicable Loan Document (as defined in the Initial First Lien Loan Agreement and the Initial Second Lien Loan Agreement, as the context requires), (j) to notify account debtors or directly collect accounts receivable or other payment rights of any Obligor, (k) to exercise in any other manner any remedies with respect to any applicable Loan Document (as defined in the Initial First Lien Loan Agreement and the Initial Second Lien Loan Agreement, as the context requires) that might be available at law, in equity, pursuant to judicial proceeding or otherwise, (l) to commence any legal proceedings or actions against or with respect to any Obligor or any of such Obligor’s assets for the purpose of effecting or facilitating any of the actions described in clauses (a) through (k) above or (m) to commence any Insolvency Proceeding against any Obligor.

“Exigent Circumstances” means circumstances that the Designated First Lien Representative (in the case of the First Lien Agent, as Designated First Lien Representative, acting at the direction of the Required Lenders (as defined in the Initial First Lien Loan Agreement)) reasonably believes render necessary an Enforcement Action to prevent or mitigate the destruction of, physical harm to, impairment of or decrease in value of the Shared Collateral or the rights and interests of the First Lien Creditors therein (including any loss of priority of the Liens of the First Lien Creditors).

“First Lien Agent” means Wilmington Trust, National Association in its capacity as administrative agent for the First Lien Loan Creditors under the First Lien Loan Documents, and its successors and permitted assigns in such capacity (including any New First Lien Agent that is deemed to be the First Lien Agent pursuant to Section 4.5).

“First Lien Class Debt” has the meaning assigned to such term in Section 8.8(b).

“First Lien Class Debt Parties” has the meaning assigned to such term in Section 8.8(b).

“First Lien Class Debt Representative” has the meaning assigned to such term in Section 8.8(b).

“First Lien Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Obligor in or upon which a Lien (including any Liens granted in an Insolvency Proceeding) is granted or required or purported to be granted by such Obligor in favor of any First Lien Creditor as security for all or any part of the First Lien Obligations whether or not such Lien is valid, perfected or enforceable.

“First Lien Collateral Documents” means the First Lien Loan Collateral Documents, a First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by any Borrower or any other Obligor for purposes of providing collateral security for any First Lien Obligation.

“First Lien Creditors” means the First Lien Loan Creditors and any Additional First Lien Debt Parties.

“First Lien Documents” means the First Lien Loan Documents and all Additional First Lien Documents.

“First Lien Facility” means the First Lien Loan Agreement and any Additional First Lien Facilities.

“First Lien Financial Covenant Default” means an “Event of Default” under Sections 9.01(b)(i) (solely to the extent arising from a Loan Party’s failure to perform or observe any term, covenant or agreement contained in Article 8 of the First Lien Loan Agreement) of the First Lien Loan Agreement as in effect on the date hereof

“First Lien Intercreditor Agreement” means an agreement among each First Lien Representative allocating rights among the various series of First Lien Debt Obligations and Additional First Lien Debt Obligations.

“First Lien Lenders” has the meaning assigned to such term in the recitals hereof.

“First Lien Loan Agreement” means (a) the Initial First Lien Loan Agreement and (b) each loan or credit agreement evidencing any replacement, substitution, renewal, or initial or subsequent Refinancing of the Obligations under the Initial First Lien Loan Agreement, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced in accordance with the terms of this Agreement.

“First Lien Loan Collateral Documents” means the “Collateral Documents” (or similar term) as defined in the First Lien Loan Agreement and any other documents or instruments granting or purporting to grant a Lien on real or personal property to secure a First Lien Obligation or granting rights or remedies with respect to such Liens.

“First Lien Loan Creditors” means the First Lien Agent, the First Lien Lenders and the other Persons from time to time holding First Lien Loan Obligations in accordance with the terms of the First Lien Loan Documents.

“First Lien Loan Documents” means the First Lien Loan Agreement, all other Loan Documents (as such term is defined in the First Lien Loan Agreement) and all other agreements, instruments and other documents at any time executed or delivered by any Obligor or any other Person with, to, or in favor of the First Lien Agent or any other First Lien Loan Creditor in connection therewith or related thereto, including such documents evidencing initial and subsequent Refinancings of the First Lien Loan Obligations, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms hereof and thereof.

“First Lien Loan Obligations” means all Obligations of the Obligors under (a) the First Lien Loan Agreement and the other First Lien Loan Documents, including the guaranties under the First Lien Loan Documents or (b) any other agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

“First Lien Majority Representatives” means First Lien Representatives representing at least a majority of the then aggregate amount of First Lien Obligations that agree to vote together.

“First Lien Obligations” means the First Lien Loan Obligations and any Additional First Lien Debt Obligations. Notwithstanding any other provision hereof, (a) the term “First Lien Obligations” will include accrued interest, fees, expenses, costs, indemnities and other charges incurred under the First Lien Loan Agreement, the other First Lien Documents and any Secured Rate Contracts, whether incurred before or after the commencement of an Insolvency Proceeding and whether or not allowed or allowable in an Insolvency Proceeding and (b) any obligations to the extent incurred or resulting from an amendment or supplement to, or restatement, extension, restructuring, Refinancing or other modification of, the First Lien Documents. To the extent that any payment with respect to the First Lien Obligations (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside, avoided or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Lien Representative” means (a) in the case of any First Lien Loan Obligations or the First Lien Loan Creditors, the First Lien Agent and (b) in the case of any Additional First Lien Facility and the Additional First Lien Debt Parties thereunder (including with respect to any Additional First Lien Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional First Lien Facility that is named as the Representative in respect of such Additional First Lien Facility hereunder or in the applicable Joinder Agreement.

“First Lien Specified Default” means an “Event of Default” under Sections 9.01(a), 9.01(f) or 9.01(g) of the First Lien Loan Agreement as in effect on the date hereof.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions).

“Holdings” has the meaning assigned to such term in the recitals hereto.

“Indemnified First Lien Person” has the meaning assigned to such term in Section 5.1.

“Initial First Lien Loan Agreement” has the meaning assigned to such term in the recitals hereof.

“Initial Second Lien Loan Agreement” has the meaning assigned to such term in the recitals hereof.

“Insolvency Proceeding” means as to any Obligor, any of the following: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in clauses (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II or Annex III hereof required to be delivered by a Representative to the Designated First Lien Representative and the Designated Second Lien Representative pursuant to Section 8.8(b) hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the First Lien Creditors or Second Lien Creditors, as the case may be, under such Debt Facility.

“Junior Adequate Protection Liens” has the meaning assigned to such term in Section 6.3(b).

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, hypothec, charge, security interest, easement or encumbrance, or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Loan Parties” has the meaning assigned to such term in the recitals hereto.

“Majority First Lien Lenders” means First Lien Lenders constituting “Required Lenders” under and as defined in the First Lien Loan Agreement.

“Maximum First Lien Principal Amount” means (a) an aggregate principal amount equal to 115% of the aggregate principal amount of First Lien Obligations outstanding on the date hereof, plus (b) an aggregate principal amount of commitments under any asset-based lending and/or cash flow financing obtained by Borrower which shall not exceed $100,000,000 at any time, plus (c) amounts in respect of interest, fees, expenses, indemnifications, reimbursement obligations, costs and premium (if any), in each case that have been paid in-kind or capitalized and which accrued in respect of or attributable to, but only accruing in respect of or attributable to, (i) the aggregate principal amount of the First Lien Obligations at any one time not to exceed the amount referred to in clauses (a) and (b) or (ii) the aggregate amount of all such amounts previously paid-in-kind or capitalized as contemplated by this clause (c)).

“Maximum Second Lien Principal Amount” means the difference of (a) $60,000,000, less (b) the aggregate amount of all principal payments and prepayments (whether voluntary or mandatory) of Second Lien Obligations made after the date hereof (other than as a result of a Refinancing with Second Lien Obligations).

“New First Lien Agent” has the meaning assigned to such term in Section 4.5(a).

“New First Lien Documents” has the meaning assigned to such term in Section 4.5(a).

“New First Lien Obligations” has the meaning assigned to such term in Section 4.5(a).

“New Second Lien Agent” has the meaning assigned to such term in Section 4.5(b).

“New Second Lien Documents” has the meaning assigned to such term in Section 4.5(b).

“New Second Lien Obligations” has the meaning assigned to such term in Section 4.5(b).

“Obligations” means with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Secured Creditor arising out of, under, or in connection with, any agreement, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired and whether or not evidenced by any instrument or for the payment of money (including all interest, premium, fees, expenses and charges whether or not accruing after the filing of any Insolvency Proceeding with respect to any Obligations, whether or not a claim for such post-filing or post-petition interest, fees, expenses and charges is allowed or allowable in any such proceeding), including all other fees, expenses (including fees, charges and disbursement of counsel), interest, premium, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any First Lien Document or Second Lien Document, as applicable.

“Obligor” means the Borrower, each Loan Party and each other Person that is a subsidiary of the Borrower liable on or in respect of the First Lien Obligations or Second Lien Obligations or that has granted or purported to grant a Lien on any assets as Shared Collateral to secure the First Lien Obligations or Second Lien Obligations, together with such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

“Party” means a party to this Agreement (other than the Obligors).

“Permitted Disposition” means, for purposes of this Agreement, any Disposition conducted by any Obligor with the consent or at the direction of the Designated First Lien Representative (in the case of the First Lien Agent, as Designated First Lien Representative, acting at the direction of the Required Lenders (as defined in the Initial First Lien Loan Agreement)) given during the continuance of an Event of Default under the First Lien Documents.

“Permitted Junior Lien Intercreditor Agreement” means a customary junior lien intercreditor agreement on terms reasonably satisfactory to each First Lien Representative, each Second Lien Representative and the Borrower.

“Permitted Second Lien Payments” means (a) regularly scheduled payments of interest constituting Second Lien Obligations (on a basis no more frequent than quarterly) at a rate no greater than Term SOFR (as defined in the Initial Second Lien Loan Agreement as in effect on the date hereof) plus two percentage (2.00%) per annum (plus, if applicable, (x) additional default interest of no greater than two percent (2.00%) per annum and (y) any increased interest solely to the extent increased in accordance with Section 4.2, in each case of sub-clauses (x) and (y), solely to the extent payable in kind by adding the amount thereof to the principal balance of the Second Lien Obligations), as due and payable in accordance with the terms of Section 2.08(b) of the Initial Second Lien Loan Agreement as in effect on the date hereof, (b) regularly scheduled payments of principal constituting Second Lien Obligations in an aggregate quarterly amount no greater than 2.5% of the original principal amount of Second Lien Obligations provided on the date hereof, payable in equal quarterly installments on the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 2027, as due and payable in accordance with the terms of Section 2.07 of the Initial Second Lien Loan Agreement, (c) within five (5) days after the delivery of Borrower’s annual financial statements in accordance with the terms of Section 6.01(a) of the Initial Second Lien Loan Agreement, but in any event no later than ninety five (95) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2027), prepayments of principal constituting Second Lien Obligations (at par, without premium, make-whole, or penalty) in an aggregate amount not in excess of the difference (if positive) equal to (1) the aggregate amount of unrestricted cash of the Loan Parties held in deposit accounts in the United States as of the last Business Day of such fiscal year less (2) $50,000,000, as due and payable in accordance with the terms of Section 2.05(b)(ii) of the Initial Second Lien Loan Agreement, (d) reasonable and documented out-of-pocket expenses incurred by the Borrower in connection with the transactions consummated on the effective date of the Initial Second Lien Loan Agreement and (e) reasonable and documented out-of-pocket expenses incurred in connection with a bankruptcy or restructuring plan in an amount not to exceed $1,000,000.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, provincial, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Pledged Collateral” means any Shared Collateral in the possession or control (as defined in Section 3.3) of the Designated First Lien Representative or the Designated Second Lien Representative.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the UCC, of the Shared Collateral and (b) whatever is recovered when any Shared Collateral is sold, exchanged, collected or Disposed of, whether voluntarily or involuntarily, including any additional or replacement Shared Collateral provided during any Insolvency Proceeding and any payment or property received in an Insolvency Proceeding on account of, or from, Shared Collateral, an interest in Shared Collateral or the value of any Shared Collateral.

“Purchase Date” has the meaning assigned to such term in Section 5.2.

“Purchase Event” has the meaning assigned to such term in Section 5.1.

“Purchase Event Notice” has the meaning assigned to such term in Section 5.1.

“Purchase Notice” has the meaning assigned to such term in Section 5.2.

“Purchase Obligations” has the meaning assigned to such term in Section 5.1.

“Purchase Period” has the meaning assigned to such term in Section 5.1.

“Purchase Price” has the meaning assigned to such term in Section 5.3.

“Purchase Price Statement” has the meaning assigned to such term in Section 5.1.

“Purchasing Creditors” has the meaning assigned to such term in Section 5.2.

“Recovery” has the meaning assigned to such term in Section 6.8.

“Refinance” means in respect of any First Lien Obligations or Second Lien Obligations or the commitments related thereto, to refinance, replace, refund, or repay, or to issue other Obligations or commitments in exchange or replacement for such Obligations or commitments relating thereto (whether or not fully utilized) in whole or in part, whether with the same or different lenders, agents or arrangers and including any “roll-up” of First Lien Obligations in connection with a DIP Financing. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release Documents” means termination statements, releases, and other documents reasonably necessary or advisable to release, release of record, or evidence the release of a Lien or of a guaranty obligation in connection with the disposition of Stock of an Obligor.

“Reorganization Securities” has the meaning assigned to such term in Section 6.10.

“Representatives” means the First Lien Representatives and the Second Lien Representatives.

“Second Lien Agent” means BMO Bank N.A., in its capacity as administrative agent for the Second Lien Loan Creditors under the Second Lien Loan Documents, and its permitted successors and assigns in such capacity (including any New Second Lien Agent that is deemed to be the Second Lien Agent pursuant to Section 4.5).

“Second Lien Class Debt” has the meaning assigned to such term in Section 8.8(b).

“Second Lien Class Debt Parties” has the meaning assigned to such term in Section 8.8(b).

“Second Lien Class Debt Representative” has the meaning assigned to such term in Section 8.8(b).

“Second Lien Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Obligor in or upon which a Lien (including any Liens granted in an Insolvency Proceeding) is granted or required or purported to be granted by such Obligor in favor of any Second Lien Creditor as security for all or any part of the Second Lien Obligations whether or not such Lien is valid, perfected or enforceable.

“Second Lien Collateral Documents” means the Second Lien Loan Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by any Obligor for purposes of providing collateral security for any Second Lien Obligation.

“Second Lien Creditors” means the Second Lien Loan Creditors and, with respect to any other series, issue or class of Second Lien Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Lien Documents and the beneficiaries of each indemnification obligation undertaken by any Obligor under any related Second Lien Documents.

“Second Lien Debt” means (a) Indebtedness under the Initial Second Lien Loan Agreement and (b) any additional Indebtedness of any Obligor guaranteed by the Obligors, other than, for purposes of this clause (b), the Initial Second Lien Loan Agreement, which Indebtedness and guarantees are secured on a pari passu basis with the Initial Second Lien Loan Agreement (but without regard to control of remedies, other than as provided by the terms of the applicable Second Lien Documents) and any other Second Lien Facility or on a subordinated basis to the Initial Second Lien Loan Agreement and any other Second Lien Facility and, in each case, the applicable Second Lien Documents provide that such Indebtedness and guarantees are to be secured on a subordinate basis to the First Lien Obligations; provided that, in the case of clause (b), (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by the First Lien Documents and Second Lien Documents and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.8(b) hereof. Second Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Obligors.

“Second Lien Default” means any “Event of Default” as such term is defined under the Second Lien Documents.

“Second Lien Documents” means the Second Lien Loan Documents and, with respect to any additional series, issue or class of Second Lien Debt, the promissory notes, indentures, credit agreement, collateral documents or other operative agreements evidencing or governing such Indebtedness.

“Second Lien Facility” means each indenture, credit agreement or other governing agreement with respect to any Second Lien Debt.

“Second Lien Lenders” has the meaning assigned to such term in the recitals hereof.

“Second Lien Loan Agreement” means (a) the Initial Second Lien Loan Agreement and (b) each loan or credit agreement evidencing any replacement, substitution, renewal, or initial or subsequent Refinancing of the Obligations under the Second Lien Loan Agreement, in each case as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced in accordance with the terms of this Agreement.

“Second Lien Loan Collateral Documents” means the “Collateral Documents” (or similar term) as defined in the Second Lien Loan Agreement and any other documents or instruments granting or purporting to grant a Lien on real or personal property to secure a Second Lien Obligation or granting rights or remedies with respect to such Liens.

“Second Lien Loan Creditors” means the Second Lien Agent and the Second Lien Lenders and the other Persons from time to time holding Second Lien Loan Obligations in accordance with the terms of the Second Lien Loan Documents.

“Second Lien Loan Documents” means the Second Lien Loan Agreement, all other Loan Documents (as defined in the Second Lien Loan Agreement) and all other agreements, instruments and other documents at any time executed or delivered by any Obligor or any other Person with, to, or in favor of the Second Lien Agent or any Second Lien Loan Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Second Lien Loan Obligations, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms hereof and thereof.

“Second Lien Loan Obligations” means all Obligations of the Obligors under (a) the Second Lien Loan Agreement and the other Second Lien Loan Documents, (b) the guaranties under the Second Lien Loan Documents or (c) any other agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

“Second Lien Loans” means the loans or advances outstanding under the Second Lien Loan Documents.

“Second Lien Majority Representatives” means Second Lien Representatives representing at least a majority of the then aggregate amount of Second Lien Obligations that agree to vote together.

“Second Lien Obligations” means (a) the Second Lien Loan Obligations and (b) with respect to any series, issue or class of Second Lien Debt (other than Indebtedness under the Second Lien Loan Agreement), all principal of and interest (including any interest, fees or expenses which accrue after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Second Lien

Debt. Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, expenses, costs and other charges incurred under the Second Lien Loan Agreement and the other Second Lien Documents, whether incurred before or after the commencement of an Insolvency Proceeding and whether or not allowed or allowable in an Insolvency Proceeding. To the extent that any payment with respect to the Second Lien Obligations (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of set-off or recoupment or otherwise) is declared to be fraudulent or preferential in any respect, set aside, avoided or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Lien Representative” means (a) in the case of the Second Lien Loan Obligations, the Second Lien Agent and (b) in the case of any other Second Lien Facility, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Lien Facility that is named as the Representative in respect of such Second Lien Facility in the applicable Joinder Agreement.

“Second Lien Specified Default” means an “Event of Default” under Sections 9.01(a), 9.01(f) or 9.01(g) of the Second Lien Loan Agreement as in effect on the date hereof.

“Secured Creditors” means the First Lien Creditors and the Second Lien Creditors, or any of them.

“Secured Obligations” means the First Lien Obligations and the Second Lien Obligations.

“Senior Adequate Protection Liens” has the meaning assigned to such term in Section 6.2.

“Shared Collateral” means, at any time, Collateral in which a Lien is granted or required or purported to be granted to the holders of First Lien Obligations under at least one First Lien Facility (or their Representatives) and the holders of Second Lien Obligations under at least one Second Lien Facility (or their Representatives) at such time (or, in the case of the First Lien Facilities, in which the holders of any First Lien Obligations are deemed pursuant to Section 2 to hold a security interest). If, at any time, any portion of the First Lien Collateral under one or more First Lien Facilities does not constitute Second Lien Collateral under one or more Second Lien Facilities, then such portion of such First Lien Collateral shall constitute Shared Collateral only with respect to the Second Lien Facilities for which it constitutes Second Lien Collateral and shall not constitute Shared Collateral for any Second Lien Facility which does not have a security interest in such First Lien Collateral at such time.

“Standstill Period” has the meaning assigned to that term in Section 3.1.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

1.1 Certain Matters of Construction. Unless otherwise stated or the context clearly requires otherwise: (a) references to a First Lien Representative or a Second Lien Representative will refer to the First Lien Representative or the Second Lien Representative acting on behalf of itself and on behalf of all of the other relevant First Lien Creditors or relevant Second Lien Creditors represented by it, respectively; (b) definitions of terms apply equally to the singular and plural forms; pronouns will include the corresponding masculine, feminine and neuter forms; (c) “will” and “shall” have the same meaning; (d) in computing periods from a specified date to a later specified date, (i) the words “from” and “commencing on” (and the like) mean “from and including,” (ii) the words “to,” “until” and “ending on” (and the like) mean “to but excluding” and (iii) the word “through” means “to and including”; (e) except as otherwise provided in this Agreement, any action permitted under this Agreement may be taken at any time and from time to time; (f) all indications of time of day mean New York City time; (g) “including” means “including, but not limited to”; (h) references to a statute refer to the statute and all regulations promulgated under or implementing the statute as in effect at the relevant time, and references to a specific provision of a statute or regulation include successor provisions; (i) references to a section of the Bankruptcy Code also refer to any similar provision of other Bankruptcy Law; (j) references to an agreement (including this Agreement) refer to the agreement as the same may be amended, supplemented or modified at the relevant time; (k) references to a Governmental Authority include any successor Governmental Authority; (l) section references refer to sections of this Agreement, references to numbered sections refer to all included sections (for example, a reference to Section 6 also refers to Section 6.1, Section 6.1(a), etc.) and references to a section or article in an agreement, statute or regulation include successor and renumbered sections and articles of that or any successor agreement, statute or regulation; (m) references to a Person include the Person’s permitted successors and assigns; (n) “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement in its entirety and not to any particular provision; and (o) “asset” and “property” have the same meaning and refer to both real and personal, tangible and intangible assets and property, including cash, securities, accounts and general intangibles, wherever located.

Section 2. Security Interests; Priorities.

2.1 Priorities. Each Secured Creditor hereby acknowledges that other Secured Creditors have been granted Liens upon the Shared Collateral to secure their respective Obligations. A Lien on Shared Collateral securing or purporting to secure any First Lien Obligation will at all times be senior and prior in all respects to a Lien on such Shared Collateral securing or purporting to secure any Second Lien Obligation, and a Lien on Shared Collateral securing or purporting to secure any Second Lien Obligation will at all times be junior and subordinate in all respects to a Lien on such Shared Collateral securing or purporting to secure any First Lien Obligation.

2.2 No Alteration of Priority. The priorities of the Liens set forth in Section 2.1 and the rights and obligations of the Parties under this Agreement, will remain in full force and effect irrespective of (a) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, judgment or otherwise), (b) the time, manner or order of the grant, attachment, filing, recordation or perfection of a Lien, (c) any conflicting provision of the UCC or other applicable law, (d) any defect or deficiencies in or non-perfection (including any failure to perfect or lapse in perfection), setting aside, recharacterization or avoidance of, any Lien or a First Lien Document or a Second Lien Document, (e) the modification, subordination or recharacterization of a First Lien Obligation or a Second Lien Obligation, (f) the modification of a First Lien Document or the modification of a Second Lien Document, (g) the subordination of a Lien on Shared Collateral securing a First Lien Obligation to a Lien securing another obligation of an Obligor or other Person, (h) the exchange of a security interest in any Shared Collateral for a security interest in other Shared Collateral, (i) the commencement of an Insolvency Proceeding or (j) any circumstance that might be a defense available to, or a discharge of, an Obligor in respect of a First Lien Obligation or a Second Lien Obligation or a holder of such Obligation and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents. Each Second Lien Creditor agrees not to enter into any agreement with another creditor of the Borrower or any other Obligor to subordinate the Lien of the Second Lien Creditors in any Shared Collateral under the Second Lien Documents to the Lien of such other creditor in the Shared Collateral without the prior written consent of the Designated First Lien Representative (acting at the direction of the Majority First Lien Lenders).

2.3 Perfection; Contesting Liens. This Agreement is intended solely to govern the respective priorities as between the First Lien Creditors and the Second Lien Creditors and, except for the turnover and payment-over obligations set forth in Section 2.4 and Section 3.3 (which shall remain absolute as between the First Lien Creditors and the Second Lien Creditors), does not impose on the First Lien Creditors or the Second Lien Creditors any obligations in respect of the disposition of Proceeds of foreclosure on any Shared Collateral that would conflict with a prior perfected claim in favor of another Person, an order or decree of a court or other Governmental Authority or applicable law. The First Lien Representatives and the First Lien Creditors will have no liability to any Second Lien Creditor for (and each Second Lien Representative hereby waives, on behalf of itself and the other Second Lien Creditors for which it acts as agent or representative, any claim arising from) any action or inaction by a First Lien Creditor with respect to any First Lien Document, First Lien Obligations or First Lien Collateral, including (i) the maintenance, preservation or collection of the First Lien Obligations or any First Lien Collateral and (ii) the foreclosure upon or the sale, liquidation, maintenance, preservation or other disposition of, any First Lien Collateral, including any such action or inaction that results in a default or event of default under the Second Lien Documents. The Second Lien Representatives and the Second Lien Creditors will have no liability to any First Lien Creditor for (and each First Lien Representative hereby waives, on behalf of itself and the other First Lien Creditors, any claim arising from) any action or inaction by a Second Lien Creditor with respect to any Second Lien Document, Second Lien Obligations or Second Lien Collateral, including (i) the maintenance, preservation or collection of the Second Lien Obligations or any Second Lien Collateral and (ii) the foreclosure upon or the sale, liquidation, maintenance, preservation or other disposition of, any Second Lien Collateral, including any such action or inaction that results in a default or event of default under the First Lien Documents. The First Lien Representatives will not have by reason of this Agreement a fiduciary relationship with any other First Lien Creditor or any Second Lien Creditor and the Second Lien Representatives will not have by reason of this Agreement a fiduciary relationship with any other Second Lien Creditor or any First Lien Creditor. No First Lien Representative will contest or support any Person in contesting, directly or indirectly, in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, characterization or priority of any Lien securing or purportedly securing or the allowability of any claim asserted with respect to, a Second Lien Obligation. No Second Lien Representative will contest or support any Person in contesting, directly or indirectly, in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, characterization or priority of any Lien securing or purportedly securing or the allowability of any claim asserted with respect to, a First Lien Obligation. Nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Creditor to enforce this Agreement.

2.4 Payment Over; Application of Proceeds of Shared Collateral; Subordination.

(a) Until the Discharge of First Lien Obligations, whether or not an Insolvency Proceeding has commenced, any payments on the Second Lien Obligations, any Shared Collateral, any Distributions in respect of the foregoing or Proceeds of the foregoing received by any Second Lien Creditor, including any such Shared Collateral constituting Proceeds, or any payment or Distribution, that may be received by any Second Lien Creditor, including, without limitation, (i) in connection with the exercise of any right or remedy (including any right of set-off or recoupment) with respect to the Shared Collateral, (ii) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) in respect of the Shared Collateral, (iii) from the collection or other Disposition of, or realization on, the Shared Collateral in any Enforcement Action or (except as provided in Section 6.10) pursuant to any Insolvency Proceeding or (iv) otherwise, except for any Permitted Second Lien Payment, shall be segregated and held in trust and promptly paid over to the Designated First Lien Representative, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements. The First Lien Agent is authorized to make such endorsements as agent and attorney-in-fact for the Second Lien Creditors. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations. All Collateral and all Proceeds thereof received after the Discharge of First Lien Obligations shall be forthwith paid over, in the kind or funds and currency received, to the Second Lien Creditors for application to the Second Lien Obligations (unless otherwise required by law or court order) and, after the Discharge of Second Lien Obligations, to whomever may be lawfully entitled thereto.

(b) Each Second Lien Creditor hereby covenants and agrees that the payment of any and all of the Second Lien Obligations shall be subordinate and subject in right of payment to the payment in full and Discharge of the First Lien Obligations. Each holder of First Lien Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired First Lien Obligations in reliance upon the provisions contained in this Agreement. Except as set forth in Section 2.4(c), unless and until the Discharge of First Lien Obligations shall have occurred, Second Lien Creditors shall not accept, take, or receive or retain by payment or prepayment, directly or indirectly from, the Borrower, any of its Affiliates, or any Obligor any Distribution which may now or hereafter be owing to Second Lien Creditors on account of any of the Second Lien Obligations. Any payment or other Distribution made or received in contravention of the foregoing shall not be commingled with any of the assets of any Second Lien Creditor, shall be held in trust by such Second Lien Creditor for the benefit of the First Lien Creditors and shall be promptly paid over or delivered or transferred to the Designated First Lien Representative in the form received.

(c) Until the Discharge of First Lien Obligations, none of the Borrower, its Affiliates, nor any of the Obligors shall make or pay to any of the Second Lien Creditors, and none of the Second Lien Creditors shall accept, take or receive or retain by payment, prepayment or otherwise, directly or indirectly, from any of the Borrower, its Affiliates, or any Obligor any Distribution; provided that, except following the occurrence and during the continuation of a Blocking Period, the Obligors may pay to the Second Lien Creditors, and the Second Lien Creditors may accept and receive therefrom, on account of the Second Lien Obligations, Permitted Second Lien Payments.

2.5 Release of Shared Collateral Upon Enforcement Action or Permitted Sale or Disposition. If the Designated First Lien Representative releases a Lien on all or any portion of the Shared Collateral in connection with: (a) an Enforcement Action, (b) a sale in the ordinary course pursuant to section 363 of the Bankruptcy Code, the entry of an order of the U.S. Bankruptcy Court pursuant to section 363 of the Bankruptcy Code or the confirmation of a plan of reorganization in any Insolvency Proceeding or (c) a Disposition of any Shared Collateral, then, to the extent the Lien of each First Lien Representative has been released or the Designated First Lien Representative has released any Obligor from its obligations under the First Lien Documents, any Lien of each Second Lien Representative on such Shared Collateral and, if applicable, any obligations of any such Obligor under any Second Lien Document, will be automatically and simultaneously released to the same extent and each Second Lien Representative (and Second Lien Creditor) will be deemed to have consented under the Second Lien Documents to such transaction free and clear of such Second Lien Representative’s security interest (it being understood that each Second Lien Representative shall still, subject to the terms of this Agreement, have a security interest with respect to the Proceeds of such Shared Collateral except to the extent applied to First Lien Obligations) and to have waived the provisions of the Second Lien Documents to the extent necessary to permit such transaction and will promptly execute and deliver (without representation, warranty or recourse) to the Designated First Lien Representative such Release Documents as the Designated First Lien Representative or the Obligors reasonably requests and to effectively release or confirm the release of such Lien of such Second Lien Representative and take such further actions as the Designated First Lien Representative or the Obligors shall reasonably require in order to release or terminate such Second Lien Representative’s Liens on such Shared Collateral (and release any applicable Obligor, including any Obligor that is an issuer of the equity that is the subject of such transaction and any subsidiary thereof).

2.6 Power of Attorney. Each Second Lien Representative hereby appoints (without obligating) the Designated First Lien Representative and any officer or agent of the Designated First Lien Representative, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of such Second Lien Representative and the other Second Lien Creditors or in the Designated First Lien Representative’s own name, in the Designated First Lien Representative’s discretion to take any action and to execute any and all documents and instruments that may be reasonably necessary for the purpose of carrying out the terms of Section 2.5, including any endorsements or other instruments of transfer or release. This appointment is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations or such time as this Agreement is terminated in accordance with its terms (but shall not be exercised during the period from the date of the Discharge of First Lien Obligations to the date of the Discharge of Second Lien Obligations). No Person to whom this power of attorney is presented, as authority for the Designated First Lien Representative (or any officer or agent of the Designated First Lien Representative) to take any action or actions contemplated hereby, shall be required to inquire into, or seek confirmation from any Second Lien Creditor as to the authority of the Designated First Lien Representative (or any such officer or agent) to take any action described herein or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the Designated First Lien Representative (or any officer or agent of the Designated First Lien Representative) the authority to take and perform the actions contemplated herein.

2.7 Waiver. Each of the Secured Creditors (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the Borrower thereunder.

2.8 Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Shared Collateral in accordance with the provisions of sections 9-611 and 9-621 of the UCC (but not a notice of (i) a proposal to accept Shared Collateral under section 9-611 of the UCC or (ii) a disposition under section 9-621 of the UCC).

2.9 New Liens.

(a) So long as the Discharge of First Lien Obligations shall not have occurred, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of the Borrower or any other Obligor to secure any Second Lien Obligation unless, (i) subject to the terms of this Agreement, after giving effect to such grant or concurrently therewith, a Lien having the priority set forth in Section 2.1 shall be granted on such asset to secure the First Lien Obligations or (ii) the First Lien Creditors shall have, by written notice, been offered a Lien on such asset and shall have, by written notice to the Second Lien Creditors, declined to accept such Lien; provided that if the applicable First Lien Representative has failed to provide such notice within 30 days after receipt of such written offer, the applicable First Lien Creditors shall be deemed to have so declined. Without limiting any other rights and remedies available to the First Lien Representatives or the First Lien Creditors, (x) each Second Lien Representative, on behalf of the Second Lien Creditors for which it acts as agent or representative, agrees that any amounts received by, or distributed to any of them pursuant to, or as a result of Liens granted in contravention of this Section 2.9 shall be subject to the terms of this Agreement, including Section 2.1 and Section 2.4 and (y) each Second Lien Representative shall be deemed to hold such Lien for the benefit of the First Lien Representatives and the Secured Parties (as defined in the First Lien Loan Agreement).

(b) So long as the Discharge of Second Lien Obligations shall not have occurred, the parties hereto agree that no additional Liens shall be granted or permitted on any Collateral of the Borrower or any other Obligor (other than cash Collateral securing First Lien Letter of Credit Obligations) to secure any First Lien Obligation unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a Lien having the priority set forth in Section 2.1 shall be offered to each Second Lien Representative, on behalf of the Second Lien Creditors, on such Collateral to secure the Second Lien Obligations.

2.10 Similar Liens and Agreements. The Parties intend that, so long as the Discharge of First Lien Obligations has not occurred, the Shared Collateral securing the First Lien Obligations and the Shared Collateral securing the Second Lien Obligations be identical. Accordingly, subject to the other provisions of this Agreement:

(a)  the Parties will use commercially reasonable efforts to cooperate to determine, upon the reasonable written request of any First Lien Representative or any Second Lien Representative, the specific assets included in the Collateral securing their respective Obligations, the steps taken to perfect the Liens thereon and the identity of the Obligors;

(b) the Obligors will use commercially reasonable efforts (and the First Lien Creditors and the Second Lien Creditors will use commercially reasonable efforts to cooperate with the Obligors) to make the forms, documents and agreements creating or evidencing the Liens of the Parties in the Collateral substantively similar in all material respects, other than with respect to the relative priority of the Liens created or evidenced thereunder, the identity of the Secured Parties benefitted thereby and other matters contemplated by this Agreement; and

(c)  the Obligors will use commercially reasonable efforts (and the First Lien Creditors and the Second Lien Creditors will use commercially reasonable efforts to cooperate with the Obligors) to provide that any Lien obtained by any Secured Creditor in respect of any judgment obtained in respect of any Obligations shall be subject in all respects to the terms of this Agreement.

Notwithstanding anything in this Agreement or any other First Lien Documents or Second Lien Documents to the contrary, the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Secured Obligations shall not be deemed to be a difference in Collateral among any series, issue or class of First Lien Obligations or Second Lien Obligations.

Section 3. Enforcement of Security.

3.1 Exercise of Remedies against Shared Collateral. Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any of the Obligors, each Second Lien Representative, for itself and on behalf of each Second Lien Creditor, hereby agrees that it and each Second Lien Creditor (a) will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral or any other First Lien Collateral or institute or commence, or join with any Person in instituting or commencing, any other Enforcement Action or any other action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Proceeding), (b) will not contest, protest or object to any Enforcement Action brought by the Designated First Lien Representative or any other First Lien Creditor or any other exercise by the Designated First Lien Representative or any other First Lien Creditor of any rights and remedies relating to the Shared Collateral or any other First Lien Collateral, (c) will not object to the forbearance by the Designated First Lien Representative or the other First Lien Creditors from bringing or pursuing any Enforcement Action or any other exercise of any rights or remedies relating to the Shared Collateral or any other First Lien Collateral, and (d) will not take or receive any Shared Collateral or any other First Lien Collateral, or any proceeds of or payment with respect to any Shared Collateral or any other First Lien Collateral, in connection with any Enforcement Action or any other exercise of any right or remedy with respect to any Shared Collateral or any Insolvency Proceeding in its capacity as a creditor or in connection with any insurance policy award or any award in a condemnation or similar proceeding (or deed in lieu of condemnation) with respect to any Shared Collateral; provided that, the Second Lien Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the date on which the Designated First Lien Representative received a written notice from the Second Lien Agent of the occurrence of a Second Lien Specified Default and so long as the respective Second Lien Specified Default shall not have been cured or waived (and the respective acceleration shall not have been rescinded) (the “Standstill Period”); provided further that notwithstanding anything herein to the contrary, in no event shall the Second Lien Agent or any Second Lien Creditor exercise any rights or remedies with respect to any Collateral or any Second Lien Obligations or institute or commence, or join with any Person in instituting or commencing, any Enforcement Action or any action or proceeding with relation to such rights or remedies, if, notwithstanding the expiration of the Standstill Period, (A) the Designated First Lien Representative or the First Lien Creditors shall have commenced and be diligently pursuing an Enforcement Action (unless stayed from taking or pursuing such actions pursuant to Bankruptcy Law) or (B) any Obligor is then a debtor in any Insolvency Proceeding. Subject to the preceding terms of this Section 3.1, at all times prior to and until the Discharge of First Lien Obligations, the First Lien Creditors will have the exclusive right to (1) commence and maintain Enforcement Actions (including the rights to set-off or “credit bid” their debt), (2) make determinations regarding the release or disposition of, or restrictions with respect to, the Shared Collateral or any other First Lien Collateral and (3) otherwise enforce the rights and remedies of a secured creditor under the UCC and other applicable law and the Bankruptcy Laws of any applicable jurisdiction in such order and in such manner as the First Lien Creditors may determine in their sole discretion without consulting with or obtaining the consent of any Second Lien Creditor and regardless of whether any such exercise is adverse to the interests of any Second Lien Creditor. The Designated First Lien Representative and the other First Lien Creditors may take Enforcement Actions pursuant to the provisions of the First Lien Documents all in such manner as they may determine in the exercise of their sole discretion. Such Enforcement Actions may include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral or other First Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Notwithstanding any rights or remedies available to a Second Lien Creditor under any of the Second Lien Documents, applicable law or otherwise, and subject to the preceding terms of this Section 3.1, a Second Lien Creditor shall not take any Enforcement Action prior to the Discharge of First Lien Obligations. Each Second Lien Creditor shall at all times prior to and until the Discharge of First Lien Obligations, subject to the preceding terms of this Section 3.1, (A) not take any action that would hinder any exercise of remedies or the taking of any Enforcement Action under the First Lien Documents and (B) waive any right it may have as a junior lien creditor or otherwise to object to the manner in which the Designated First Lien Representative or the First Lien Creditors may seek to take any Enforcement Action (including any right to object to a First Lien Creditor accepting any Shared Collateral or other First Lien Collateral in full or partial satisfaction of First Lien Obligations under section 9-620 of the UCC), regardless of whether any action or omission by or on behalf of the Designated First Lien Representative and the First Lien Creditors is adverse to the interest of the Second Lien Creditors.

3.2 Permitted Actions. Notwithstanding Section 3.1, a Second Lien Creditor may (a) subject to Section 6 (including Section 6.9), file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition or extension) and make other filings, arguments and motions, with respect to the Second Lien Obligations and the Second Lien Collateral in any Insolvency Proceeding commenced by, or against any Obligor; (b) take action to create, perfect, preserve or protect (but not enforce) its Lien on the Second Lien Collateral, so long as such actions are not adverse to the priority status in accordance with this Agreement of Liens on the First Lien Collateral securing the First Lien Obligations or the First Lien Creditors’ rights to exercise remedies or otherwise not in accordance with this Agreement; (c) file necessary pleadings in opposition to a claim objecting to, or otherwise seeking the disallowance of a Second Lien Obligation or a Lien securing the Second Lien Obligation; (d) join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Shared Collateral initiated by the Designated First Lien Representative, to the extent that such action could not reasonably be expected to interfere materially with the Enforcement Action, but no Second Lien Creditor may receive any Proceeds thereof unless expressly permitted herein; (e) bid for or purchase Shared Collateral at any public, private or judicial foreclosure upon such Shared Collateral initiated by any First Lien Creditor or any sale of Shared Collateral during an Insolvency Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the net cash Proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations to occur and are applied to the First Lien Obligations, in each case, at the closing of such bid; (f) subject to Section 6.2(b)(ii) after the commencement of an Insolvency Proceeding and otherwise in a manner not inconsistent with the other terms of this Agreement, inspect or appraise the Shared Collateral (and to engage or retain investment bankers or appraisers for the sole purposes of appraising or valuing the Shared Collateral) or request information or reports concerning the Shared Collateral, in each case pursuant to the terms of the Second Lien Documents and applicable law; (g) seek adequate protection during an Insolvency Proceeding to the extent expressly permitted by Section 6 (including Section 6.3), (h) accelerate the Second Lien Obligations upon the occurrence of a Insolvency Proceeding or similar action; (i) commence any legal action against any Loan Party seeking specific performance in accordance with Section 9.16 to compel such Loan Party to comply with an obligation (other than any payment obligation) under the Second Lien Documents, and (j) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1, in the case of each of clauses (a) through (j) in a manner not inconsistent with the other terms of this Agreement. Prior to the Discharge of First Lien Obligations, the sole right of the Second Lien Creditors with respect to the Collateral is to hold a lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations shall have occurred.

3.3 Shared Collateral In Possession.

(a) If any Representative has any Pledged Collateral in its possession or control, then, subject to Section 2.1 and this Section 3.3, such Representative will possess or control such Pledged Collateral as gratuitous bailee and gratuitous agent, as applicable, for perfection for the benefit of each other Representative as secured party, so as to satisfy the requirements of sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(5) and 9-313(c) of the UCC. No Representative will have any obligation to any Secured Creditor to ensure that any Pledged Collateral is genuine or owned by any of the Obligors or to preserve rights or benefits of any Person. In this Section 3.3, “control” has the meaning given that term in sections 8-106 and 9-314 of the UCC.

(b) The duties or responsibilities of the First Lien Representatives under this Section 3.3 will be limited solely to possessing or controlling the applicable Pledged Collateral as bailee or agent for perfection in accordance with this Section 3.3 and delivering such Pledged Collateral as provided in subsections (c) and (e) below. Each Representative hereby waives and releases each First Lien Representative from all claims and liabilities arising out of such First Lien Representative’s role under this Section 3.3 as bailee or agent with respect to any Pledged Collateral. No First Lien Representative makes any representation or warranty as to whether the provisions of this Section 3.3 are sufficient to perfect the security interest in any Shared Collateral in which such First Lien Representative has such possession or control.

(c) If at any time prior to the Discharge of First Lien Obligations, any Representative has any Pledged Collateral in its possession or control, then, subject to Section 2.1 and this Section 3.3, such Representative will promptly notify the Designated First Lien Representative of its possession or control of such Pledged Collateral and if requested by the Designated First Lien Representative, deliver or transfer such Pledged Collateral in its possession or control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty), to the Designated First Lien Representative in such manner as the Designated First Lien Representative shall reasonably direct. Until such delivery or transfer is complete, such Representative shall possess or control such Pledged Collateral as bailee or agent for perfection for the benefit of each other Representative as secured party, so as to satisfy the requirements of sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(5) and 9-313(c) of the UCC, such Liens being subject to Section 2.1 and the other provisions of this Agreement. Without limiting the foregoing, BMO Bank N.A., in its capacity as Second Lien Agent and as depositary bank, agrees that its Lien on any Pledged Collateral in its possession or control, including any deposit accounts constituting Pledged Collateral for which it is the bank, shall be subject to Section 2.1 and the other provisions of this Agreement.

(d) The duties or responsibilities of each Second Lien Representative under this Section 3.3 will be limited solely to possessing or controlling the Pledged Collateral as bailee or agent for perfection in accordance with this Section 3.3 and, if and as required pursuant to subsections (c) above and (e) below, delivering the Pledged Collateral to the extent required thereby. No Second Lien Representative makes any representation or warranty as to whether the provision of this Section 3.3 are sufficient to perfect the security interest in any Shared Collateral in which such Second Lien Representative has such possession or control.

(e) If at any time after the Discharge of First Lien Obligations, any Representative has any Pledged Collateral in its possession or control, then, subject to Section 2.1 and this Section 3.3, such Representative will, at the applicable Obligor’s written request and at the Borrower’s sole cost and expense, deliver or transfer such Pledged Collateral in its possession or control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty), to the Designated Second Lien Representative in such manner as the Designated Second Lien Representative shall reasonably direct; provided that in the case of the Discharge of First Lien Obligations, if the Discharge of Second Lien Obligations has occurred concurrently with or prior to the Discharge of First Lien Obligations, at the applicable Obligor’s written request and at the Borrower’s sole cost and expense, control of such Pledged Collateral shall be transferred to the applicable Obligor or Obligors in accordance with the terms of the applicable First Lien Documents to which it is a party; provided that any necessary documentation in connection with the actions contemplated by this sentence shall be prepared by the applicable Obligors and otherwise reasonably acceptable to the applicable First Lien Representative. The Borrower and/or the other Obligors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each First Lien Representative for loss or damage suffered by such First Lien Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. No First Lien Representative shall have any liability to any Second Lien Creditor.

3.4 Waiver of Marshalling and Similar Rights. Each Second Lien Representative and each other Second Lien Creditor, to the fullest extent permitted by applicable law, waives as to the First Lien Agent and each other First Lien Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law.

3.5 Insurance and Condemnation Awards. Solely as between the Parties, at all times prior to and until the Discharge of First Lien Obligations and subject to the rights of the Obligors under the First Lien Documents, the Designated First Lien Representative and any Person authorized by it will have the exclusive right to adjust settlement for any losses covered by an insurance policy covering the Shared Collateral (whether or not the proceeds of such policy, award or deed would exceed the amount of the First Lien Obligations) and to approve an award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting the Shared Collateral and all proceeds of such policy, award or deed will be applied in accordance with Section 2.4(a). Solely as between the Parties, at all times after the Discharge of First Lien Obligations and subject to the rights of the Obligors under the Second Lien Documents, the Designated Second Lien Representative will have the exclusive right to adjust settlement for any losses covered by an insurance policy covering the Shared Collateral (whether or not the proceeds of such policy, award or deed would exceed the amount of the Second Lien Obligations) and to approve an award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting the Shared Collateral and all proceeds of such policy, award or deed will be applied in accordance with Section 2.4(a) and thereafter, if both the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations have occurred, to the payment to the owner of the subject property, such other Person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

Section 4. Covenants

4.1 Amendments to First Lien Documents.

(a) The First Lien Creditors may at any time and from time to time and without consent of or notice to any Second Lien Creditor, without incurring any liability to any Second Lien Creditor and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, amend and restate, supplement, modify, waive, substitute, renew, replace or Refinance any or all of the First Lien Documents, subject to the terms of Section 4.5 herein.

(b) Notwithstanding any provision contained herein or in the Second Lien Documents to the contrary, the Obligors, the Designated First Lien Representative and the other First Lien Creditors may at any time and from time to time without the consent of or notice to any Second Lien Creditor and without violating any Second Lien Document or creating any Second Lien Default, amend the payment waterfall provisions contained in the relevant First Lien Documents, create or add new tranches of First Lien Obligations and/or reallocate all or a portion of the First Lien Obligations to the principal amount of one or more newly created loan tranches or facilities (which new tranches or facilities shall constitute “First Lien Obligations” hereunder), each of which (and/or the Liens securing same) may be contractually senior, junior or pari passu to the then existing or thereafter arising First Lien Obligations (and/or the Liens securing same) and contain such terms and provisions to be determined and agreed among the Obligors (or any one or more of them), the Designated First Lien Representative and relevant First Lien Creditors; provided that until the Discharge of Second Lien Obligations has occurred, and notwithstanding anything to the contrary contained in the First Lien Documents, the First Lien Creditors shall not, without the prior written consent of the Designated Second Lien Representative (acting at the direction of the Majority Second Lien Lenders) modify any or all of the First Lien Document in a way that would (x) increase the principal amount of any of the First Lien Obligations in excess of Maximum First Lien Principal Amount, or (y) increase the applicable interest rate by more than three percentage (3.00%). For the avoidance of doubt, this Section 4.1 shall not apply to or in any way limit any DIP Financing provided by the Designated First Lien Representative or any First Lien Creditor and any matters relating to such DIP Financing shall be governed by Section 6.2.

4.2 Amendments to Second Lien Documents.

(a) Until the Discharge of First Lien Obligations has occurred, and notwithstanding anything to the contrary contained in the Second Lien Documents, the Second Lien Creditors shall not, without the prior written consent of the Designated First Lien Representative (acting at the direction of the Majority First Lien Lenders) (x) Refinance any or all of the Second Lien Obligations or (y) amend, restate, supplement, modify, waive, substitute or renew any or all of the Second Lien Documents in a manner that would (a) directly or indirectly increase the applicable interest rates in respect of any of the Second Lien Obligations by any amount that is payable in cash or payable-in-kind and capitalized by adding such accrued interest to the principal amount of the Second Lien Obligations (excluding (x) fluctuations in underlying rate indices, (y) imposition of a default rate of two percentage (2.00%) per annum and (z) increasing the applicable interest rates by up to three percentage (3.00%) per annum, in each case of sub-clauses (x) and (y), solely to the extent payable-in-kind by adding such accrued interest to the principal amount of the Second Lien Obligations), (b) shorten the maturity or weighted average life to maturity of any of the Second Lien Obligations, require that any payment on any of the Second Lien Obligations be made earlier than the date originally scheduled for such payment or that any commitment expire any earlier than the date originally scheduled therefor, or add or make more restrictive any mandatory prepayment, redemption, repurchase, sinking fund or similar requirement, except for periods beyond the Initial Term Loan Maturity Date (as defined in the First Lien Loan Agreement, (c) add or modify in a manner adverse to any Obligor or any First Lien Creditor any covenant, agreement or event of default under any of the Second Lien Documents (except to the extent necessary to conform to changes made to the First Lien Documents, excluding changes related to the first priority status of the First Lien Obligations and subject to the preservation of cushions on financial levels and dollar amounts consistent with those contained in the First Lien Documents in effect prior to such addition or modification), (d) restrict the amendment of the First Lien Documents except as set forth in Section 4.1, (e) increase the principal amount of any of the Second Lien Obligations in excess of the Maximum Second Lien Principal Amount (other than, subject to clause (a) above, as a result of interest thereon having been paid in-kind or capitalized), (f) modify or add any covenant, agreement or event of default under the Second Lien Documents which restricts one or more Obligors from making payments under the First Lien Documents, (g) add any event of default under the Second Lien Documents constituting a cross default to any default or event of default or other violation, breach or event of non-compliance, under the First Lien Documents (other than an event of default under the Second Lien Documents constituting a cross-acceleration to the acceleration of the loans comprising First Lien Obligations as contained in the Second Lien Loan Agreement as in effect on the date hereof), (h) add any financial maintenance covenant under the Second Lien Documents or (i) contravene any provision of this Agreement.

(b) Notwithstanding any provision contained herein or in the First Lien Documents to the contrary, the Obligors, the applicable Second Lien Representative and the applicable Second Lien Creditors may at any time and from time to time without the consent of or notice to any First Lien Creditor, amend the payment waterfall provisions contained in the Second Lien Documents; provided, however, that any such amendments, creations, additions, reallocations and modifications shall be subject to the limitations set forth in Section 4.2(a).

4.3 [Reserved].

4.4 Prepayments. At all times prior to the Discharge of First Lien Obligations, without the prior written consent of the Designated First Lien Representative (acting at the direction of the Majority First Lien Lenders), no Second Lien Creditor will take, demand or retain from any Obligor any prepayment of principal (whether optional, voluntary, mandatory or otherwise or by redemption, repurchase, buyback, defeasance or other payment or distribution) with respect to any Second Lien Obligations; provided that, except following the occurrence and during the continuation of a Blocking Period, the Second Lien Creditors may accept and receive therefrom, on account of the Second Lien Obligations, mandatory prepayments of principal constituting Permitted Second Lien Payments pursuant to clause (c) of the definition thereof.

4.5 Effect of Refinancing.

(a) If the Discharge of First Lien Loan Obligations is being effected through a Refinancing; provided that (1) the Borrower or any other applicable Obligor gives a notice of such Refinancing to the Second Lien Agent at least 5 Business Days prior to such Refinancing (except in respect of a DIP Financing, which shall be subject to Section 6.2) and (2) the credit agreement and the other documents evidencing such new First Lien Loan Obligations (the “New First Lien Documents”) do not effect an amendment, supplement or other modification of the terms of the First Lien Loan Obligations in a manner that is prohibited by Section 4.1, then (A) such Discharge of First Lien Loan Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New First Lien Obligations”) shall be treated as First Lien Loan Obligations for all purposes of this Agreement, (C) the New First Lien Documents shall be treated as the First Lien Loan Documents and (D) the agent under the New First Lien

Documents (the “New First Lien Agent”) shall enter into a joinder under this Agreement or enter a Permitted Junior Lien Intercreditor Agreement with the Second Lien Agent. If any of the New First Lien Obligations are secured by assets that do not also secure the Second Lien Loan Obligations, the Obligors will offer to cause the Second Lien Loan Obligations to be secured at such time by a Lien on such other assets in accordance with the priorities set forth in Section 2.1 above.

(b) If the Discharge of Second Lien Loan Obligations is being effected through a Refinancing; provided that (1) the Second Lien Agent gives a notice of such Refinancing to the First Lien Agent at least 5 Business Days prior to such Refinancing, (2) the First Lien Agent has provided prior written consent for such Refinancing and (3) the credit agreement and the other documents evidencing such New Second Lien Obligations (the “New Second Lien Documents”) do not effect an amendment, supplement or other modification of the terms of the Second Lien Loan Obligations in a manner that is prohibited by Section 4.2, then (A) such Discharge of Second Lien Loan Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New Second Lien Obligations”) shall be treated as Second Lien Loan Obligations for all purposes of this Agreement, (C) the New Second Lien Documents shall be treated as the Second Lien Loan Documents and (D) the agent under the New Second Lien Documents (the “New Second Lien Agent”) shall enter into a joinder under this Agreement or enter into a Permitted Junior Lien Intercreditor Agreement with the First Lien Agent. If any of the New Second Lien Obligations are secured by assets that do not also secure the First Lien Loan Obligations, the Obligors will cause the First Lien Loan Obligations to be secured at such time by a Lien on such other assets in accordance with the priorities set forth in Section 2.1 above.

(c) To the extent applicable, the Obligors agree to cause the agreement, document or instrument pursuant to which any New First Lien Agent or any New Second Lien Agent is appointed to provide that the New First Lien Agent or New Second Lien Agent, as applicable, agrees to be bound by the terms of this Agreement.

4.6 Amendments to Collateral Documents. If a First Lien Creditor and an Obligor modify a First Lien Collateral Document, the modification will, upon written notice to each Second Lien Representative and Second Lien Creditor, apply automatically to any comparable provision of a Second Lien Collateral Document, without the consent of any Second Lien Creditor and without any action by any Second Lien Representative or any Obligor; provided that no such modification will (a) remove or release the Lien of the Second Lien Creditors on the Collateral, except to the extent that (1) the release is permitted hereunder and (2) there is a corresponding release of the Lien of the First Lien Creditors on the Collateral, (b) affect any duties, rights, protections or indemnities of any Second Lien Representative (in its capacity as such) without its written consent, (c) permit other Liens on the Collateral not permitted under the terms of any of the Second Lien Documents other than as provided in Section 6, or (d) by its terms be adverse to the interest of the Second Lien Creditors to a greater extent than the First Lien Creditors (other than by virtue of their relative priorities and rights and obligations hereunder).

Section 5. Second Lien Creditors’ Purchase Option.

5.1 Purchase Option. If there is (a) an acceleration of the First Lien Obligations represented by the Designated First Lien Representative in accordance with the applicable First Lien Documents, (b) the commencement by any First Lien Representative or any Person authorized by it of an Enforcement Action with respect to all or a material portion of the Shared Collateral (excluding, however, (1) the exercise of control over any Obligor’s deposit or securities accounts so long as the Borrower is provided sufficient access to funds to satisfy material working capital needs in the ordinary course, (2) the requirement of cash collateralization of First Lien Obligations in accordance with the First Lien Documents and (3) Permitted Dispositions) or (c) the commencement of an Insolvency Proceeding (each a “Purchase Event”), then the Designated First Lien Representative shall promptly deliver written notice of any such event (each such notice, a “Purchase Event Notice”) to the Designated Second Lien Representative (for distribution to each other Second Lien Representative (who shall notify the applicable Second Lien Creditors for which it acts as agent or representative)), together with an offer prepared by the Required Lenders (as defined in the Initial First Lien Loan Agreement) to sell the First Lien Obligations at the Purchase Price, which offer shall include a statement (the “Purchase Price Statement”) prepared by the Required Lenders setting forth in reasonable detail the calculation of the Purchase Price, which shall be conclusive and binding on the First Lien Creditors in the absence of manifest error. For the avoidance of doubt, more than one Purchase Event Notice may be delivered under this Section 5.1. Purchasing Creditors (as defined below) may within 15 Business Days after receipt of any Purchase Event Notice (the “Purchase Period”), accept or reject the offer to purchase all, but not less than all, of the First Lien Obligations (the “Purchase Obligations”) for the Purchase Price; provided that if Purchasing Creditors fail to provide any response prior to the end of the Purchase Period, such failure to respond shall be deemed to be a rejection of such offer. Notwithstanding anything in the First Lien Documents to the contrary, no consent of any Obligor or any First Lien Creditor to such purchase shall be required. Such purchase will (1) include all principal of, and all accrued and unpaid interest, fees and expenses in respect of, all First Lien Obligations and all other First Lien Obligations, outstanding at the time of purchase and (2) otherwise be subject to the terms and conditions of this Section 5. Each First Lien Creditor will retain all rights to indemnification from the Loan Parties provided in the relevant First Lien Documents for all claims and other amounts relating to facts and circumstances relating to such First Lien Creditor’s holdings of the First Lien Obligations (except to the extent such claims and other amounts were included in the Purchase Price). As to any First Lien Creditor or any Affiliate or officer, director, employee or other related indemnified person of such First Lien Creditor (“Indemnified First Lien Person”), no amendment, modification or waiver following any purchase under this Section 5 of any indemnification provisions under the First Lien Documents which would adversely affect such Indemnified First Lien Person shall be effective without the prior written consent of such Indemnified First Lien Person.

5.2 Purchase Notice.

(a) If the Purchasing Creditors accept the offer to purchase the Purchase Obligations, the Second Lien Creditors and their Affiliates and/or third parties arranged by them desiring to purchase all of the Purchase Obligations (collectively, the “Purchasing Creditors”) will deliver, before the expiration of the Purchase Period, a written notice (the “Purchase Notice”) to each First Lien Representative that (1) is signed by the Purchasing Creditors, (2) states that it is a Purchase Notice under this Section 5, (3) states that delivery of such Purchase Notice constitutes an irrevocable election by (A) the Purchasing Creditors to collectively purchase the Purchase Obligations for the Purchase Price stated in the Purchase Price Statement and (B) each Purchasing Creditor to purchase the percentage of all of the Purchase Obligations stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate exactly 100% for all Purchasing Creditors and (4) designates a purchase date (the “Purchase Date”) on which the purchase will occur, that is at least 5 but not more than 10 Business Days after each First Lien Representative’s receipt of the Purchase Notice. A Purchase Notice will be ineffective if it is received by any First Lien Representative after the occurrence giving rise to the Purchase Event is waived, cured or otherwise ceases to exist.

(b) Upon each First Lien Representative’s receipt of an effective Purchase Notice conforming to this Section 5.2, the Purchasing Creditors will be irrevocably obligated to purchase, and the First Lien Creditors will be irrevocably obligated to sell and assign, the First Lien Obligations in accordance with and subject to this Section 5. If so instructed by the Purchasing Creditors in the Purchase Notice, the First Lien Creditors shall not complete any Enforcement Action (other than Enforcement Actions taken under Exigent Circumstances with the consent of the Designated Second Lien Representative (which consent shall not be unreasonably withheld, conditioned or delayed), the exercise of control over any Loan Party’s deposit or securities accounts and the collection of proceeds of accounts and payment intangibles), as long as the purchase and sale of the First Lien Obligations provided for in this Section 5 shall have closed within 10 Business Days of the Purchasing Creditors’ delivery of a Purchase Notice to each First Lien Representative and the Designated First Lien Representative shall have received payment in full of the Purchase Price as provided for in Section 5.3 within such 10 Business Day period.

5.3 Purchase Price. The purchase price (“Purchase Price”) for the Purchase Obligations will equal the sum of (a) the principal amount of all loans, advances or similar extensions of credit included in the Purchase Obligations and all accrued and unpaid fees, expenses and interest thereon through the Purchase Date (including breakage costs that would be required to be paid to the First Lien Creditors if the Obligations were prepaid on the Purchase Date and including any interest accrued at the Default Rate (as defined in the First Lien Loan Agreement)), (b) all accrued and unpaid fees, expenses, indemnities and other amounts owed to the First Lien Creditors under the First Lien Documents on the Purchase Date, (c) amounts according to the good faith estimate of each First Lien Representative of contingent obligations in respect of claims which are known to such First Lien Representative and (d) any Applicable Premium in respect of the principal amount of the Purchase Obligations as if an Applicable Premium Trigger Event occurs in respect of the Purchase Obligations on the Purchase Date.

5.4 Purchase Closing. On the Purchase Date, (a) the Purchasing Creditors will execute and deliver a single Assignment and Assumption (as such term is defined in the First Lien Loan Agreement), pursuant to which all of the Purchase Obligations will be assigned to the Purchasing Creditors and which shall be countersigned by each of the First Lien Creditors (other than the First Lien Agent) (provided that, if any such First Lien Creditor shall fail to countersign the Assignment and Assumption, such Assignment and Assumption shall nonetheless be deemed delivered by such First Lien Creditor and effective as to such First Lien Creditor for all purposes of this Section 5; and provided, further, that the Assignment and Assumption shall include a mutual waiver and release of, and covenant not to sue in respect of, all known claims arising out of this Agreement, the relationship between the First Lien Creditors and the Second Lien Creditors in connection with First Lien Documents and the Second Lien Documents and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5) and (b) the Purchasing Creditors will pay the Purchase Price to the Designated First Lien Representative by wire transfer of immediately available funds.

5.5 Actions After Purchase Closing. Promptly after the closing of the purchase of all Purchase Obligations, the Designated First Lien Representative will distribute the Purchase Price to the First Lien Creditors in accordance with the terms of the First Lien Documents. The Designated First Lien Representative may conclusively rely on the information provided to it by other First Lien Representatives, including with respect to the amount of any First Lien Obligations.

5.6 No Recourse or Warranties.

(a) The First Lien Creditors will be entitled to rely on the statements, representations and warranties in the Purchase Notice without investigation, even if the First Lien Creditors are notified that any such statement, representation or warranty is not or may not be true.

(b) The purchase and sale of the Purchase Obligations under this Section 5 will be without recourse and without any representation or warranty whatsoever by the First Lien Creditors, except that each First Lien Creditor (other than the First Lien Agent) shall be deemed to have severally: (i) represented and warranted (1) that on the Purchase Date, immediately before giving effect to the purchase, such First Lien Creditor owns the Purchase Obligations being sold by it (as set forth in the Assignment and Assumption) free and clear of all Liens (other than participation interests not prohibited by the First Lien Documents), (2) the principal amount of the First Lien Obligations being sold by it (as set forth in the Assignment and Assumption) and (3) that such First Lien Creditor has the organizational power and authority to sell and assign such First Lien Obligations and the delivery of the Assignment and Assumption has been authorized by all organizational action on behalf of such First Lien Creditor and (ii) covenanted that, to extent any participation interests exist with respect to such First Lien Creditor’s Purchase Obligations, such First Lien Creditor will apply proceeds received by it to terminate in full such participation interests.

(c) The obligations of the First Lien Creditors to sell their respective Purchase Obligations under this Section 5 are several and not joint and several.

(d) Each Obligor hereby consents to any assignment effected to one or more Purchasing Creditors (excluding, for the avoidance of doubt, any Disqualified Institutions) pursuant to this Section 5.

Section 6. Bankruptcy Matters.

6.1 Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the First Lien Creditors and the Second Lien Creditors in respect of any Shared Collateral or Proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing. All references in this Agreement to any Obligor will include such Person as a debtor-in-possession and any receiver, trustee or other estate representative for such Person in an Insolvency Proceeding. This Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding.

6.2 Post-Petition Financing.

(a) At all times prior to and until the Discharge of First Lien Obligations, if an Insolvency Proceeding has commenced, no Second Lien Creditor will, directly or indirectly, contest, protest or object to and each Second Lien Creditor will be deemed to have consented to and hereby consents in advance to, (i) any use, sale or lease of “cash collateral” (as defined in section 363(a) of the Bankruptcy Code) and (ii) the Borrower or any other Obligor obtaining DIP Financing (including any such DIP Financing that includes a “roll up” or “refinancing” of all or any portion of First Lien Loan Obligations), in each case if the Designated First Lien Representative (acting at the direction of the Majority First Lien Lenders) consents to such use, sale or lease or DIP Financing, and so long as (x) the Liens securing the DIP Financing are senior to or pari passu with the Liens securing the First Lien Obligations, and (y) the principal amount of the commitment of the proposed DIP Financing, together with the outstanding principal amount of the other First Lien Obligations as of the petition date (after giving effect to any roll-up of First Lien Obligations under such DIP Financing), will not exceed the sum of (1) (A) 115% of the aggregate principal amount of First Lien Obligations outstanding on the date such Insolvency Proceeding commences plus (B) any accrued and unpaid interest, fees and expenses that have not been capitalized to principal (whether or not then due and payable) constituting First Lien Obligations outstanding on the date such Insolvency Proceeding commences, and (2) the difference (if positive) equal to (A) $100,000,000 less (B) the aggregate principal amount of any outstanding Indebtedness under any revolving facility obtained by the Borrower after the date hereof (excluding any such revolving Indebtedness incurred to refinance the First Lien Loan Obligations) to the extent included in foregoing clause (1)(A). The Second Lien Creditors further agree that: (A) such DIP Financing (and any First Lien Obligations) may be secured by Liens on all or a part of the assets of the Obligors that shall be superior in priority to the Liens on the assets of the Obligors held by any other Person, (B) the Second Lien Creditors consent to and will subordinate (and will be deemed hereunder to have subordinated) their Liens (x) to the Liens securing such DIP

Financing (the “DIP Liens”) and all obligations related thereto, on the same terms (but on a basis junior to the Liens of the First Lien Creditors) as the Liens of the First Lien Creditors are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (y) to any Liens granted to the First Lien Creditors as adequate protection of their interests in the First Lien Collateral (the “Senior Adequate Protection Liens”) and (z) to any customary “carve-out” agreed to by the Designated First Lien Representative or the other First Lien Creditors and (C) any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by the Designated First Lien Representative (or granted pursuant to any order in any Insolvency Proceeding as to which the Designated First Lien Representative did not object) to be paid prior to the Discharge of the First Lien Obligations will be deemed for purposes of this Section 6.2(a) to be a use of cash collateral. No Second Lien Creditor may, directly or indirectly, provide or propose DIP Financing to an Obligor.

(b) The Second Lien Creditors shall not, directly or indirectly, propose or otherwise seek to provide DIP Financing without the prior written consent of the Designated First Lien Representative (acting at the direction of the Majority First Lien Lenders).

6.3 Adequate Protection

(a) No Second Lien Creditor will contest, protest, or object to (i) any request by a First Lien Creditor for “adequate protection” under any Bankruptcy Law, (ii) an objection by a First Lien Creditor to a motion, relief, action or proceeding based on a First Lien Creditor claiming a lack of adequate protection or (iii) any request by the Designated First Lien Representative for relief from any stay or other relief based upon a lack of adequate protection or any other reason.

(b) Notwithstanding the preceding Section 6.2, in an Insolvency Proceeding: (i) except as permitted in this Section 6.3, no Second Lien Creditors may seek or request adequate protection or relief from the automatic stay imposed by section 362 of the Bankruptcy Code; (ii) if a First Lien Creditor is granted Senior Adequate Protection Liens, then each Second Lien Representative may seek or request adequate protection in the form of a Lien on the Shared Collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens will be subordinated to (1) the Liens securing and providing adequate protection for the First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are subordinated to the Liens securing First Lien Obligations under this Agreement, (2) the DIP Liens on the same terms (but junior to the Liens of the First Lien Creditors to the extent set forth herein) as the Liens of the First Lien Creditors are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement) and (3) any customary “carve-out” or other similar administrative priority expense or claim agreed to by the Designated First Lien Representative or the other First Lien Creditors; provided that any failure of the Second Lien Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Creditors hereunder; and (iii) if a First Lien Creditor is granted adequate protection in the form of a claim under section 507(b) of the Bankruptcy Code, then each

Second Lien Representative may seek or request adequate protection in the form of a subordinate claim under section 507(b) of the Bankruptcy Code. Any claim by a Second Lien Creditor under section 507(b) of the Bankruptcy Code will be subordinate in right of payment to any claim of the First Lien Creditors (and the lenders under any DIP Financing) under section 507(b) of the Bankruptcy Code and any payment thereof will be deemed to be Proceeds of Shared Collateral and the Second Lien Creditors hereby waive their rights under section 1129(a)(9) of the Bankruptcy Code and consent and agree that such section 507(b) claims may be paid under a plan of reorganization or similar dispositive restructuring plan in any form having a value on the effective date of such plan equal to the allowed amount of such claims (provided, the foregoing shall not prevent such claims from being paid in cash under a plan of reorganization on the effective date thereof if, prior thereto, the Discharge of First Lien Obligations shall have occurred). The Second Lien Creditors shall not seek or request adequate protection in any Insolvency Proceeding, and the First Lien Creditors may oppose any adequate protection proposed to be made by any Obligor to the Second Lien Creditors. Furthermore, in the event that any Second Lien Creditor actually receives any payment of (or through) adequate protection in any Insolvency Proceeding (including any payment in respect of a claim granted under Section 507(b) of the Bankruptcy Code) or any payment of post-petition interest, fees or expenses (including any payment in respect of a claim allowed under section 506(b) of the Bankruptcy Code), the same shall be segregated and held in trust and promptly paid over to the Designated First Lien Representative, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements, and each Second Lien Creditor hereby authorizes the Designated First Lien Representative to make any such endorsements as agent for such Second Lien Creditor (which authorization, being coupled with an interest, is irrevocable) to be held or applied by the Designated First Lien Representative in accordance with the terms of the First Lien Documents until the Discharge of First Lien Obligations shall have occurred before any of the same may be retained by one or more of the Second Lien Creditors. Each Second Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority to pay or otherwise deliver all such payments to the Designated First Lien Representative.

6.4 Sale of Shared Collateral. Notwithstanding anything to the contrary contained herein, the Second Lien Creditors will not contest, protest or object and will be deemed to have consented pursuant to section 363(f) of the Bankruptcy Code, to a Disposition of First Lien Collateral or the process or procedures for obtaining bids for and effecting a Disposition of First Lien Collateral (including the right of the First Lien Creditors to credit bid and the retention by the Obligors of professionals in connection with any potential Disposition) or any motion or order in connection with any such Disposition, process or procedures, under section 363 of the Bankruptcy Code (or any other provision of the Bankruptcy Code or applicable Bankruptcy Law), if the Designated First Lien Representative (acting at the direction of the Majority First Lien Lenders) consents to such Disposition, such process or procedures or such motion or order.

6.5 No Waiver. Nothing in this Section 6 limits a First Lien Creditor from objecting in an Insolvency Proceeding or otherwise to any action taken by any Second Lien Creditor, including any Second Lien Creditor’s seeking adequate protection (other than adequate protection for the Second Lien Creditors expressly contemplated by Section 6.3), proposing a DIP Financing (including a DIP Financing proposed by any Second Lien Creditors in accordance with subsection 6.2(b)) or asserting any of its rights and remedies under the Second Lien Documents or otherwise.

6.6 Relief From the Automatic Stay. At all times prior to and until the Discharge of First Lien Obligations, no Second Lien Creditor may seek relief from the automatic stay or any other stay in an Insolvency Proceeding in respect of the First Lien Collateral without the Designated First Lien Representative’s prior written consent or oppose any request by the Designated First Lien Representative for relief from such stay.

6.7 Waiver. Each Second Lien Representative and the Second Lien Creditors waive (a) any claim they may now or hereafter have arising out of the First Lien Creditors’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code, out of any cash collateral or financing arrangement or out of any grant of security interest in the Shared Collateral in any Insolvency Proceeding, or (b) any claim arising under Sections 506(c) or 552 of the Bankruptcy Code.

6.8 Avoidance Issues; Reinstatement. If a First Lien Creditor or a Second Lien Creditor receives payment or property on account of a First Lien Obligation or Second Lien Obligation, and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside, or otherwise required to be disgorged or transferred to a trustee, receiver, or an Obligor or an the estate of an Obligor (a “Recovery”), then, to the extent of the Recovery, the First Lien Obligations or Second Lien Obligations intended to have been satisfied by the payment will be reinstated as First Lien Obligations or Second Lien Obligations, as applicable, on the date of the Recovery, and no Discharge of First Lien Obligations or Discharge of Second Lien Obligations, as applicable, will be deemed to have occurred for all purposes hereunder. If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from the date of reinstatement. Upon any such reinstatement of First Lien Obligations, each Second Lien Creditor will deliver to the Designated First Lien Representative any Shared Collateral or Proceeds thereof received between the date of Discharge of First Lien Obligations and the Recovery. No Second Lien Creditor may benefit from a Recovery, and any distribution made to a Second Lien Creditor as a result of a Recovery will be paid over to the Designated First Lien Representative for application to the First Lien Obligations in accordance with this Agreement.

6.9 Certain Voting Rights. No Second Lien Creditor shall, without the consent of the Designated First Lien Representative (acting at the direction of the Majority First Lien Lenders), directly or indirectly propose, support or vote in favor of any a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding that provides for treatment of the First Lien Creditors, the First Lien Obligations, the Second Lien Creditors or the Second Lien Obligations in a manner or that is otherwise inconsistent with the contractual priorities set forth in this Agreement. No Second Lien Creditor shall, without the consent of the Designated First Lien Representative (acting at the direction of the Majority First Lien Lenders), propose or vote in favor of any plan or reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding that does not result in the Discharge of the First Lien Obligations.

6.10 Reorganization Securities. Nothing in this Agreement prohibits or limits the right of a Second Lien Creditor to receive (and following the Discharge of First Lien Obligations, retain) any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding to the extent such debt securities are secured by a Lien on the Shared Collateral and subject to the relative Lien priorities and other intercreditor rights set forth in this Agreement and otherwise comply with the provisions of this Agreement (such securities are referred to as “Reorganization Securities”) or (b) any Distribution received by such Second Lien Creditor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding in respect of any claim classified under such plan as an unsecured claim in accordance with section 506(a)(1) of the Bankruptcy Code; provided that prior to the Discharge of First Lien Obligations, any such Reorganization Securities received by a Second Lien Creditor shall be subject to turnover provisions under Section 2.4 and shall be immediately paid over to the Designated First Lien Representative for application to the First Lien Obligations.

6.11 Post-Petition Interest. No Second Lien Representative nor any other Second Lien Creditor shall oppose or seek to challenge any claim by any First Lien Representative or any other First Lien Creditor for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses.

6.12 Separate Grants of Security and Separate Classification. Each Second Lien Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Documents and the Second Lien Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Shared Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in an Insolvency Proceeding. The Second Lien Creditors shall not seek (and shall oppose) in any Insolvency Proceeding to be treated as part of the same class of creditors as the First Lien Creditors and shall not oppose (and shall support) any pleading or motion by the First Lien Creditors for the First Lien Creditors and the Second Lien Creditors to be treated as separate classes of creditors. Notwithstanding the foregoing, if it is held that the First Lien Obligations and the Second Lien Obligations constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Creditors and Second Lien Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral exceeds the amount of the First Lien Obligations, the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest and fees, expenses, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution is made in respect of any of the claims held by the

Second Lien Creditors. The Second Lien Creditors hereby agree to turn over to the First Lien Creditors amounts otherwise received or receivable by them (other than Reorganization Securities) to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors.

Section 7. Representations and Warranties.

7.1 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority.

7.2 Representations and Warranties of First Lien Representatives and Second Lien Representatives. Each of the First Lien Representatives and Second Lien Representatives represents and warrants to the other parties hereto that it has been authorized by the applicable First Lien Creditors and Second Lien Creditors on behalf of whom it serves as Representative to enter into this Agreement.

Section 8. Miscellaneous

8.1 Termination. Subject to Section 4.5 and Section 6.8, this Agreement shall terminate and be of no further force and effect upon the first to occur of (a) the Discharge of First Lien Obligations or (b) the Discharge of Second Lien Obligations, in each case, in a manner permitted by this Agreement.

8.2 Successors and Assigns; No Third Party Beneficiaries.

(a) This Agreement shall be binding upon each Secured Creditor and its respective successors and permitted assigns and shall inure to the benefit of each Secured Creditor and its respective successors and permitted assigns. However, no provision of this Agreement shall inure to the benefit of any other Person, including a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Borrower or other Obligor, including where such estate or creditor representative is the beneficiary of a Lien on Shared Collateral by virtue of the avoidance of such Lien in an Insolvency Proceeding, other than with respect to any Obligor, any provision hereof expressly preserving any right of any Obligor under this Agreement, any First Lien Document or any Second Lien Document (including Section 2.5 (solely as it relates to a Disposition pursuant to clause (c) thereof), Section 3.1 (solely as it relates to the definition of “Standstill Period”), Section 4.1, Section 4.2, Section 4.3, Section 6.2, this Section 8.2(a), Section 8.8(a) and/or Section 8.18 as they relate to the Obligors). If either the First Lien Agent or Second Lien Agent resigns or is replaced pursuant to and in accordance with the First Lien Loan Agreement or Second Lien Loan Agreement, as applicable, its successor will be a party to this Agreement with all the rights and subject to all the obligations of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement may not be assigned to any Person except as expressly contemplated herein.

(b) Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations. No Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant.

(c) In connection with any participation or other transfer or assignment, a Secured Creditor shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement and require that such participant or other transferee or assignee agree in writing to be bound by the terms of this Agreement. Each Second Lien Representative agrees with respect to the Second Lien Facility for which it acts as agent or representative, to, include the following legend (or language to a similar effect approved by the Designated First Lien Representative) in each Second Lien Loan Document related to the Second Lien Facility for which it acts as agent or representative:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [insert applicable Second Lien Representative] pursuant to or in connection with this Agreement, the terms of [any Collateral Document] [this Agreement], and the exercise of any right or remedy by the [insert applicable Second Lien Representative] [t]hereunder are subject to the provisions of the Intercreditor Agreement dated as of March 13, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wilmington Trust, National Association, as the First Lien Agent, [__], as the Second Lien Agent [and [___] as a Second Lien Representative]. In the event of any conflict between the terms of the Intercreditor Agreement and this agreement [or any Collateral Document], the terms of the Intercreditor Agreement shall control.”

8.3 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, sent by email or delivered, as follows:

(a) if to the First Lien Agent, to it at the following address:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: Danielle Rinehart

Email: drinehart@wilmingtontrust.com

With a copy to (which shall not constitute notice):

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Gregg Bateman

Email: bateman@sewkis.com

(b) if to the Second Lien Agent, to it at the following address:

BMO Bank N.A.

320 S Canal St., 10th Floor

Chicago, IL 60606

Attention: Ryan Mulvaney

Tel.: 312-438-0617

Email: Ryan.Mulvaney@bmo.com

with copy (which shall not constitute notice) to:

Buchalter LLP

1000 Wilshire Blvd., Suite 1500

Los Angeles, CA 90017

Attention: Farhad Bahar

Email: FBahar@Buchalter.com

or, as to each Party, at such other address as shall be designated by such Party in a written notice to the other Parties complying as to delivery with the terms of this Section 8.3. All such notices and other communications shall be effective (1) if sent by registered mail, return receipt requested, when received, (2) if sent by email, when transmitted and a confirmation is received, provided that the same is on a Business Day and, if not, on the next Business Day or (3) if delivered by messenger or overnight courier, upon delivery, provided that the same is on a Business Day and, if not, on the next Business Day.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

8.5 GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.6 CONSENT TO JURISDICTION AND VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

8.7 MUTUAL WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.

8.8 Amendments; Joinders; Additional Debt Facilities; Additional Obligors.

(a) No amendment or waiver of any provision of this Agreement and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and signed by each of the parties hereto. Except as set forth in the immediately succeeding two sentences, in no event shall the consent of any Obligor be required in connection with any amendment or other modification of this Agreement. The consent of the Borrower shall be required in connection with any amendment or other modification of this Agreement, which adds to or increases a direct obligation or materially and adversely affects the rights of the Obligors under this Agreement or any Document.

(b) To the extent, but only to the extent, permitted by the provisions of the First Lien Documents and the Second Lien Documents, the Obligors may incur or issue and sell (and the Obligors may guarantee) one or more series or classes of Second Lien Debt pursuant to clause (b) of the definition thereof, and one or more series or classes of Additional First Lien Debt. Any such additional class or series of Second Lien Debt pursuant to clause (b) of the definition thereof (the “Second Lien Class Debt”) may be secured by a Lien on the Shared Collateral that, subject to Section 4.2(b), is pari passu with the Lien on the Shared Collateral granted to the existing Second Lien Creditors or subordinate to the Lien on the Shared Collateral granted to the existing Second Lien Creditors, in each case under and pursuant to the relevant collateral documents for such Second Lien Debt, if and subject to the condition that the Representative of any such Second Lien Debt (each, a “Second Lien Class Debt Representative”), acting on behalf of the holders of such Second Lien Class Debt (such Representative and holders in respect of any Second Lien Class Debt being referred to as the “Second Lien Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Additional First Lien Debt (the “First Lien Class Debt”; and the First Lien Class Debt and Second Lien Class Debt, collectively, the “Class Debt”) may be secured by a Lien on Shared Collateral that is pari passu with the Lien on the Shared Collateral granted to the existing First Lien Creditors, in each case under and pursuant to the relevant First Lien Collateral Documents, if and subject to the condition that the Representative of any such First Lien Class Debt (each, a “First Lien Class Debt Representative”; and the First Lien Class Debt Representatives and Second Lien Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such First Lien Class Debt (such Representative and holders in respect of any such First Lien Class Debt being referred to as the “First Lien Class Debt Parties”; and the First Lien Class Debt Parties and Second Lien Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) and (ii) below, as applicable, of this Section 8.8(b). In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative (unless such Class Debt Representative is already a Party in such capacity) shall have executed and delivered a Joinder Agreement to the Designated First Lien Representative and the Designated Second Lien Representative substantially in the form of Annex II (if such Representative is a Second Lien Class Debt Representative) or Annex III (if such Representative is a First Lien Class Debt Representative) (with such changes as may be reasonably approved by the Designated First Lien Representative, the Designated Second Lien Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have delivered to the Designated First Lien Representative and the Designated Second Lien Representative a certificate stating that the conditions set forth in this Agreement (including this Section 8.8(b)) are satisfied with respect to such Class Debt and identifying the obligations to be designated as Additional First Lien Debt or Second Lien Debt, as applicable and certifying that such obligations are permitted to be incurred and secured by a Lien on the applicable Collateral (I) in the case of Additional First Lien Debt, that is, subject to Section 4.1(b), pari passu with the Lien on the Shared Collateral granted to the existing First Lien Creditors and (II) in the case of Second Lien Debt, that is, subject to Section 4.2(b), pari passu with or subordinate to the Lien on the Shared Collateral granted to the existing Second Lien Creditors; and

(iii) the Second Lien Documents or First Lien Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

(c) The Obligors agree that, if any Restricted Subsidiary shall become party to a Collateral Document after the date hereof, it will promptly cause such Restricted Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex I. Upon such execution and delivery, such Restricted Subsidiary will become an Obligor hereunder with the same force and effect as if originally named as an Obligor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder and will be acknowledged by each Second Lien Representative and each First Lien Representative. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Agreement.

8.9 No Waiver. No failure or delay on the part of any Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

8.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

8.11 Further Assurances. Each Party hereto agrees to cooperate fully with each other Party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as any First Lien Representative or any Second Lien Representative may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

8.12 Headings. The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.

8.13 Credit Analysis. The Secured Creditors shall each be responsible for keeping themselves informed of (a) the financial condition of the Obligors and all other endorsers, obligors or guarantors of the Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations and have made and shall continue to make, independently and without reliance upon each other, their own credit analysis and decision in entering into the First Lien Documents and Second Lien Documents to which they are parties and taking or not taking any action thereunder. No Secured Creditor shall have any duty to advise any other Secured Creditor of information known to it regarding such condition or any such other circumstances and no disclosure of any such information shall create any obligation to provide any further information or be deemed to constitute or require any representation or warranty from the disclosing Secured Party regarding that or any other information. No Secured Creditor assumes any liability to any other Secured Creditor or to any other Person with respect to: (i) the financial or other condition of Obligors and all other endorsers, obligors or guarantors of the Obligations, (ii) the enforceability, validity, value or collectability of the Obligations, any Shared Collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations, (iii) any Obligor’s title or right to transfer any Shared Collateral or security or (iv) any other circumstance that might bear on the risk of nonpayment of any Obligations. Notwithstanding anything to the contrary herein, nothing in this Section 8.13 shall impose an obligation on the First Lien Agent to keep itself informed of the financial condition of the Borrower or the other Obligors or the risk of nonpayment.

8.14 Waiver of Claims. To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto, or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Documents or any transaction relating to the Shared Collateral in accordance with this Agreement. None of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Shared Collateral or for any delay in doing so or, except as specifically provided in this Agreement, or shall be under any obligation to Dispose of any Shared Collateral upon the request of any Obligor or any Secured Creditor or any other Person or to take any other action whatsoever with regard to the Shared Collateral or any part thereof.

8.15 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Documents, the provisions of this Agreement shall govern.

8.16 Specific Performance. Each First Lien Representative and each Second Lien Representative may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Creditors. The rights and remedies provided in this Agreement will be cumulative and not exclusive of other rights or remedies provided by law.

8.17 Indirect Action. Unless otherwise expressly stated, if a Party may not take an action under this Agreement, then it may not take that action indirectly or take any action assisting or supporting any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Party but is intended to have substantially the same effects as the prohibited action.

8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Creditors. None of the Obligors or any other creditor thereof shall have any rights hereunder and none of the Obligors may rely on the terms hereof other than any provision hereof expressly preserving any right of, or directly affecting, any Obligor under this Agreement, any First Lien Document or any Second Lien Document (including, without limitation, Section 2.5 (solely as it relates to a Disposition pursuant to clause (c) thereof), Section 4.1, Section 4.2, Section 4.3, Section 6.2, Section 8.2(a), Section 8.8 and/or this Section 8.18). Nothing in this Agreement is intended to, or shall, impair the obligations of Obligors, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their respective terms or to affect the relative rights of the lenders to any Obligor, other than the relative rights between the First Lien Representatives and the First Lien Creditors, on the one hand and the Second Lien Representatives and the Second Lien Creditors, on the other.

8.19 Subrogation. If a Second Lien Creditor pays or distributes cash, property or other assets to a First Lien Creditor under this Agreement, the Second Lien Creditor will be subrogated to the rights of the First Lien Creditor with respect to the value of the payment or distribution, provided that the Second Lien Creditor waives all rights of subrogation arising hereunder or otherwise in respect of any such payment or distribution until the Discharge of First Lien Obligations. Such payment or distribution will not reduce the Second Lien Obligations.

8.20 Second Lien Agent. It is understood and agreed that BMO Bank N.A. is entering into this Agreement solely in its capacity as administrative agent for the Second Lien Loan Creditors under the Second Lien Loan Documents as directed under and in accordance therewith. In entering into this Agreement, the Second Lien Agent (in each of its capacities hereunder) shall be entitled to the benefit of every provision of the Second Lien Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Administrative Agent” thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, any provisions of this Agreement that authorize or permit the Second Lien Agent (in any of its capacities hereunder) to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Second Lien Agent receiving instruction from the Required Lenders (as defined under the Initial Second Lien Loan Agreement) to take such action or to exercise such rights.

8.21 First Lien Agent.

(a) It is understood and agreed that the First Lien Agent is entering into this Agreement in its capacity as administrative agent under the Initial First Lien Loan Agreement and the provisions of Article 11 of the Initial First Lien Loan Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the First Lien Agent hereunder. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, nothing contained in this Agreement shall require the First Lien Agent to exercise any discretionary acts, and any provision of this Agreement that authorizes or permits the First Lien Agent to consent to, disapprove, request, determine, waive, act or decline to act, in its discretion shall be subject to the First Lien Agent receiving direction from the Required Lenders (as defined in the First Lien Loan Agreement).

(b) Whenever the First Lien Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Second Lien Debt, Second Lien Loans, Second Lien Loan Obligations, Second Lien Obligations or the Shared Collateral subject to any Lien securing any of the Second Lien Obligations, it may request that such information be furnished to it in writing by the Second Lien Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if the Second Lien Agent shall fail or refuse reasonably promptly to provide the requested information, the First Lien Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower and / or other Obligors. Notwithstanding anything contained in this Agreement to the contrary, the First Lien Agent shall have no obligation to determine, calculate or verify, and shall have no liability in connection with the determination, calculation or verification of the Maximum Second Lien Principal Amount.

(e) For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Designated First Lien Representative shall be entitled to take or omit to take any action solely pursuant to the terms of the First Lien Loan Documents applicable to the First Lien Loan Obligations or the First Lien Loan Creditors for which it is the First Lien Representative, and shall have no obligation or responsibility to consider or ascertain the interests of, or obtain any consent or direction from, any other First Lien Representative or First Lien Creditor, or ensure compliance with any other First Lien Documents.

8.22 Entire Agreement. This Agreement and the Documents embody the entire agreement of the First Lien Representatives, the First Lien Creditors, the Second Lien Representatives and the Second Lien Creditors with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and any draft agreements, negotiations or discussions involving any of the First Lien Representatives, the First Lien Creditors, the Second Lien Representatives and the Second Lien Creditors relating to the subject matter hereof.

Survival. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive and shall continue in full force and effect in any Insolvency Proceeding. Each Second Lien Representative, for itself and on behalf of the Second Lien Creditors for which it acts as agent or representative, hereby waives any and all rights the Second Lien Creditors may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST LIEN AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
solely in its capacity as First Lien Agent and not in its individual capacity

By:	/s/ Juan D. Bedoya
Name:	Juan D. Bedoya
Title:	Relationship Manager, AVP

SECOND LIEN AGENT:

BMO BANK N.A., solely in its capacity as Second Lien Agent and not in its individual capacity

By:	/s/ Arthur Martinez
Name:	Arthur Martinez
Title:	Vice President | Corporate and US Commercial Banking

DEPOSITORY BANK:

BMO BANK N.A., solely for the purposes of acknowledging and agreeing to Section 3.3(c) and solely in its capacity as depository bank and not in its individual capacity

By:	/s/ Arthur Martinez
Name:	Arthur Martinez
Title:	Vice President | Corporate and US Commercial Banking

[Signature Page to Intercreditor Agreement]

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

OBLIGORS:

AMERICAN VANGUARD CORPORATION

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CLO, General Counsel and Secretary

AMVAC CHEMICAL CORPORATION

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CLO, General Counsel and Secretary

OHP, Inc.

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CLO, General Counsel and Secretary

GEMCHEM, Inc.

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CLO, General Counsel and Secretary

AGRINOS Inc.

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CLO, General Counsel and Secretary

TYRATECH, Inc.

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CLO, General Counsel and Secretary

[Signature Page to Intercreditor Agreement]

ANNEX I

SUPPLEMENT NO. [ ], dated as of [ ] (this “Supplement”), to the INTERCREDITOR AGREEMENT, dated as of March 13, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower”), AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdings”), certain subsidiaries and affiliates of Holdings (each an “Obligor”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as First Lien Agent, [ ], as Second Lien Agent, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. Section 1.2 contained in the Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B. The Obligors have entered into the Intercreditor Agreement. Pursuant to the First Lien Loan Agreement, certain Additional First Lien Documents and certain Second Lien Documents, certain newly acquired or organized Restricted Subsidiaries of Holdings are required to enter into the Intercreditor Agreement. Section 8.8(c) of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Obligor”) is executing this Supplement in accordance with the requirements of the First Lien Loan Agreement, the Second Lien Documents and the Additional First Lien Documents.

Accordingly, the New Obligor agrees as follows:

SECTION 1. In accordance with Section 8.8(c) of the Intercreditor Agreement, the New Obligor by its signature below becomes an Obligor under the Intercreditor Agreement with the same force and effect as if originally named therein as an Obligor and the New Obligor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as an Obligor thereunder. Each reference to an “Obligor” in the Intercreditor Agreement shall be deemed to include the New Obligor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Obligor represents and warrants to the Designated First Lien Representative, the Designated Second Lien Representative and the other Secured Creditors on the date hereof that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each of the Designated First Lien Representative and Designated Second Lien Representative shall have received a counterpart of this Supplement that bears the signature of the New Obligor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.3 of the Intercreditor Agreement. All communications and notices hereunder to the New Obligor shall be given to it in care of the Borrower as specified in the Intercreditor Agreement.

IN WITNESS WHEREOF, the New Obligor, the Designated First Lien Representative and the Designated Second Lien Representative have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW OBLIGOR]

By:
Name:
Title:

Acknowledged by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Designated First Lien Representative

By:
Name:
Title:

[ ], as Designated Second Lien Representative

By:
Name:
Title:

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [__], dated as of [__] (this “Representative Supplement”), to the INTERCREDITOR AGREEMENT, dated as of March 13, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower”), American Vanguard Corporation, a Delaware corporation (“Holdings”), certain subsidiaries and affiliates of Holdings (each an “Obligor”), Wilmington Trust, National Association, as First Lien Agent, [__], as Second Lien Agent, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. Section 1.2 contained in the Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B. In connection with the ability of the Borrower to incur Second Lien Class Debt and to have such Second Lien Class Debt guaranteed by the Obligors, in each case under and pursuant to the Second Lien Collateral Documents, the Second Lien Representative in respect of such Second Lien Class Debt may become a Representative under, and such Second Lien Class Debt and the Second Lien Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.8(b) of the Intercreditor Agreement provides that such Second Lien Class Debt Representative may become a Representative under, and such Second Lien Class Debt and such Second Lien Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the Second Lien Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.8(b) of the Intercreditor Agreement. The undersigned Second Lien Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the First Lien Documents and the Second Lien Documents.

Accordingly, the First Lien Agent, the Second Lien Agent, [insert any existing Representatives other than the First Lien Agent and the Second Lien Agent] and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.8(b) of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Lien Class Debt and Second Lien Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative and the New Representative, on behalf of itself and such Second Lien Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Second Lien Class Debt Representative and to the Second Lien Class Debt Parties that it represents in such capacity. Each reference to a “Representative” or “Second Lien Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to each First Lien Representative, each Second Lien Representative and the other Secured Creditors that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe new facility]], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such agreement and (iii) the Second Lien Documents relating to such Second Lien Class Debt provide that, upon the New Representative’s entry into this Representative Supplement, the Second Lien Class Debt Parties in respect of such Second Lien Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Second Lien Creditors.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when each of the Designated First Lien Representative and the Designated Second Lien Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.3 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative, each First Lien Representative and each Second Lien Representative have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE] as [ ]
for the holders of [ ]

By:
Name:
Title:
Address for notices:

Attention of:
Telecopy:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as a First Lien Representative

By:
Name:
Title:

[__], as a Second Lien Representative

By:

Name:
Title:

[Insert any other Representatives]

Acknowledged by:

[OBLIGORS]

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ], dated as of [ ], to the INTERCREDITOR AGREEMENT, dated as of March 13, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower”), American Vanguard Corporation, a Delaware corporation (“Holdings”), certain subsidiaries and affiliates of Holdings (each an “Obligor”), Wilmington Trust, National Association, as First Lien Agent, [ ], as Second Lien Agent, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement. Section 1.2 contained in the Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B. In connection with the ability of the Borrower to incur First Lien Class Debt and to have such First Lien Class Debt guaranteed by the Obligors, in each case under and pursuant to the First Lien Collateral Documents, the First Lien Class Debt Representative in respect of such First Lien Class Debt may become a Representative under, and such First Lien Class Debt and the First Lien Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.8(b) of the Intercreditor Agreement provides that such First Lien Class Debt Representative may become a Representative under, and such First Lien Class Debt and such First Lien Class Debt Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the First Lien Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.8(b) of the Intercreditor Agreement. The undersigned First Lien Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the First Lien Documents and the Second Lien Documents.

Accordingly, each First Lien Representative, each Second Lien Representative, [insert any existing Representatives other than the First Lien Agent and the Second Lien Agent] and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.8(b) of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related First Lien Class Debt and First Lien Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative and the New Representative, on behalf of itself and such First Lien Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a First Lien Representative and to the First Lien Class Debt Parties that it represents as First Lien Creditors. Each reference to a “Representative” or “First Lien Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to each First Lien Representative, each Second Lien Representative and the other Secured Creditors that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe new facility]], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such agreement and (iii) the First Lien Documents relating to such First Lien Class Debt provide that, upon the New Representative’s entry into this Representative Supplement, the First Lien Class Debt Parties in respect of such First Lien Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as First Lien Creditors.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated First Lien Representative and the Designated Second Lien Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.3 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the New Representative and the Designated First Lien Representative have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE] as [ ]
for the holders of [ ]

By:
Name:
Title:
Address for notices:

Attention of:
Telecopy:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as a First Lien Representative

By:
Name:
Title:

[__], as a Second Lien Representative

By:
Name:
Title:

[Insert any other Representatives]

Acknowledged by:

[OBLIGORS]